UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant
to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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StarTek, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS — May 7, 2007

PROXY STATEMENT

StarTek, Inc.
44 Cook Street, 4th Floor
Denver, Colorado 80206
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2007
To the Stockholders:
Notice is hereby given that the 2007 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation, will be held at the Loews Denver Hotel, 4150 East Mississippi Ave., Denver, CO, 80246, on May 7, 2007, at 9:00 a.m. local time, for the following purposes:
1.	To elect four directors to hold office for a term of one year and until their successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young, LLP as our independent auditors for the year ending December 31, 2007.

3.	To approve an amendment to our Stock Option Plan to increase the maximum number of shares available for award under the plan from 2,100,000 to 2,588,000.

4.	To approve an amendment to our Directors’ Option Plan to increase the maximum number of shares available for award under the plan from 140,000 to 152,000 and to increase the number of shares for which options are granted to a participant upon initial election to the board of directors and upon re-election to the board of directors from 3,000 to 6,000.

5.	To consider and act upon such other business as may properly come before the Annual Meeting.
The board of directors has fixed the close of business on March 19, 2007, as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.
Whether or not you expect to be present, please sign, date, and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.
By order of the board of directors,
A. Laurence Jones
President and Chief Executive Officer
March 26, 2007
EVERY STOCKHOLDER’S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE 2007 ANNUAL MEETING OF STOCKHOLDERS OF STARTEK, INC.

STARTEK, INC.
Exhibit A — StarTek, Inc. Stock Option Plan
Exhibit B — Directors’ Stock Option Plan
 ii

PROXY STATEMENT
STARTEK, INC.
44 COOK STREET, 4th FLOOR DENVER, COLORADO 80206
(303) 262-4500
2007 ANNUAL MEETING OF STOCKHOLDERS
May 7, 2007
This Proxy Statement is furnished in connection with the solicitation by the board of directors of StarTek, Inc., a Delaware corporation, of proxies for use at our 2007 Annual Meeting of Stockholders, to be held at Loews Denver Hotel, 4150 East Mississippi Ave., Denver, CO, 80246, on May 7, 2007, at 9:00 a.m. local time. Our principal address is 44 Cook Street, 4th Floor, Denver, Colorado 80206. The date of mailing of this Proxy Statement is on or about April 4, 2007. The purpose of the meeting is to: (i) elect four directors to our board of directors; (ii) ratify the appointment of Ernst & Young, LLP as our independent auditors for the year ending December 31, 2007, (iii) approve an amendment to our Stock Option Plan to increase the maximum number of shares available for award under the plan from 2,100,000 to 2,588,000; (iv) approve an amendment to our Directors’ Option Plan to increase the maximum number of shares available for award under the plan from 140,000 to 152,000 and to increase the number of shares for which options are granted to a participant upon initial election to the board of directors and upon re-election to the board of directors from 3,000 to 6,000; and (v) consider and act upon such other business as may properly come before the Annual Meeting.
Unless otherwise noted in this definitive proxy statement, any description of “us,” “we,” “our,” etc. refers to StarTek, Inc. and our subsidiaries.
OUTSTANDING STOCK AND VOTING RIGHTS
In accordance with our By-laws, the board of directors has fixed the close of business on March 19, 2007, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record as of the record date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation to our Secretary at our principal address at any time before it is voted. A subsequently dated proxy received by us will constitute revocation of any prior proxies from the same stockholder. Proxies will be voted as specified on the proxy card. In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting. A stockholder who has given a proxy may nevertheless attend the meeting, revoke the proxy, and vote in person. The board of directors has selected Ed Zschau and A. Laurence Jones, and each of them, to act as proxies with full power of substitution.
Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities. The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.
The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $.01 par value. As of the record date, March 19, 2007, 14,725,791 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder, as of the record date, to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date.
The election of the directors nominated will require a plurality (i.e., the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders. In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted. Approval of the amendments to our stock option plans and ratification of our independent registered accounting firm requires the affirmative vote of the holders of a majority of the shares of our common stock present, whether in person or by proxy, at the Annual Meeting.
Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. Votes withheld from nominees will have no affect on their election. For purposes of the remaining proposals and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a “no” vote.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS
The table below presents information as of March 1, 2007, regarding the beneficial ownership of shares of our common stock by:
•	Each of our directors and the executive officers named in the Summary Compensation Table;

•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•	All of our executive officers and directors as a group.

	Beneficial
	Ownership of Shares
	Number of	Percentage of
Name of Beneficial Owner	Shares(1)	Class
A. Laurence Jones (2)(4)	43,000	*
Patrick M. Hayes (2)(5)	22,900	*
Michael Griffith (2)(6)	12,800	*
Ed Zschau (2)(7)	47,000	*
Albert C. Yates (2)(8)	9,000	*
Kay Norton (2)(9)	9,000	*
Steven D. Butler (10)	120,000	*
Rodd E. Granger (11)	23,000	*
Steven Boyer (12)	29,000	*
A. Emmet Stephenson, Jr. (2)(3)	3,315,882	22.5%
T. Rowe Price Associates (13)	1,303,100	8.8%
Barclays Global Investors, N.A. (14)	1,222,343	8.3%
Bank of America Corporation (15)	850,832	5.8%
All Directors and Executive Officers as a group (10 persons) (16)	119,200	*

*	Less than one percent.

(1)	Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after March 1, 2007. Unless otherwise indicated in the footnotes, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)	The address of such person is c/o StarTek, Inc., 44 Cook Street, Suite 400, Denver, Colorado 80206.

(3)	Mr. Stephenson is one of our co-founders. He served as chairman of our board of directors until his retirement on May 31, 2006. Mr. Stephenson has entered into an Investor Rights Agreement with us, which is more fully described on page 21 of this definitive proxy statement.

(4)	Mr. Jones was appointed President, Chief Executive Officer and Interim Chief Financial Officer on January 5, 2007, after having served as a director since July 17, 2006. The 43,000 shares includes 3,000 shares of common stock underlying vested stock options that were granted upon Mr. Jones’ appointment to the board, 10,000 shares purchased by Mr. Jones on the open market on January 25, 2007, and 30,000 restricted shares that were granted to Mr. Jones upon his appointment as President, Chief Executive Officer and Interim Chief Financial Officer. The restricted shares are subject to forfeiture and lapse as to 10,000 shares on January 5, 2008, and as to 20,000 shares on January 5, 2011, provided that the restrictions on the 20,000 share tranche may lapse earlier pursuant to certain performance requirements, as described more fully under “Employment Agreements” on page 17.

(5)	Mr. Hayes is our Executive Vice President and Chief Operating Officer. The 22,900 shares included are shares of common stock underlying vested stock options.

(6)	Mr. Griffith is our Senior Vice President of Sales and Marketing. The 12,800 shares included are shares of common stock underlying vested stock options.

(7)	Dr. Zschau is chairman of our board of directors. The 47,000 shares include 10,000 shares owned by the Zschau Living Trust, 37,000 shares of common stock underlying vested stock options.

(8)	Dr. Yates is one of our directors. The 9,000 shares included are 9,000 shares of common stock underlying vested stock options.

(9)	Ms. Norton is one of our directors. The 9,000 shares included are 9,000 shares of common stock underlying vested stock options.

(10)	Mr. Butler’s employment as our President and Chief Executive Officer terminated and he resigned as a director in January 2007. The 122,000 shares included are shares of common stock underlying vested stock options as stipulated in his severance agreement, which is described more fully in the Employment Agreements section of this definitive proxy statement on page 17. Mr. Butler’s right to exercise these options terminates on December 29, 2007. Mr. Butler’s address is 32556 Woodside Drive, Evergreen, Colorado, 80439.

(11)	Mr. Granger resigned from his position as our Executive Vice President and Chief Financial Officer effective December 29, 2006. The 23,000 shares included are shares of common stock underlying vested stock options that had vested prior to Mr. Granger’s departure. Mr. Granger has the ability to exercise these options before March 29, 2007; however, after that date, the shares will be automatically cancelled, as per his option agreement. Mr. Granger’s address is c/o Indicative Software, 724 Whalers Way, Building I, Ft. Collins, Colorado, 80525.

(12)	Mr. Boyer resigned from his position as our Senior Vice President and Chief Information Officer effective on February 28, 2007. The 29,000 shares included are 27,000 shares of common stock underlying vested stock options and 2,000 shares owned by Mr. Boyer jointly with his spouse. Mr. Boyer’s address is 5063 Fox Sparrow Road, Parker, Colorado, 80134.

(13)	This disclosure is based on a Schedule 13G/A filed with the Securities and Exchange Commission (SEC) by T. Rowe Price on February 14, 2007. The address of this stockholder is 100 East Pratt Street, Baltimore, Maryland, 21202. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 700,000 shares, representing 4.7% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(14)	This disclosure is based on a Schedule 13G filed with the SEC by Barclays Global Investors, N.A. on January 23, 2007. The address of this stockholder is 45 Fremont Street, 17th Floor, San Francisco, California, 94105. Barclays Global Investors, N.A. reports sole voting power with respect to 802,983 shares and sole dispositive power with respect to 855,242 shares. Barclays Global Fund Advisors reports sole voting power and sole dispositive power with respect to 359,869 shares. Barclays Global Investors, Ltd. reports sole voting power and sole dispositive power with respect to 7,232 shares.

(15)	This disclosure is based on a Schedule 13G/A filed with the SEC by Bank of America Corporation on February 13, 2007. The address of this stockholder is 101 South Tryon Street, Charlotte, NC, 28255-0001. Each of the Bank of America Corporation and NB Holdings Corporation report shared voting power with respect to 626,404 shares and shared dispositive power with respect to 850,832 shares. Bank of America, National Association reports sole voting power with respect to 98,992 shares, shared voting power with respect to 519,657 shares, sole dispositive power with respect to 114,820 shares, and shared dispositive power with respect to 728,257 shares. Banc of America Securities Holding Corporation shared voting power with respect to 7,755 shares, and shared dispositive power with respect to 7,755 shares. Bank of America Securities LLC reports sole voting power with respect to 7,755 shares, and sole dispositive power with respect to 7,755 shares. Columbia Management Group, LLC reports shared voting power with respect to 681,657 shares and shared dispositive power with respect to 681,657 shares; and Columbia Management Advisors, LLC reports sole voting power with respect to 473,057 shares and sole dispositive power with respect to 681,657 shares.

(16)	Includes an aggregate of 99,200 shares of common stock underlying vested stock options held by our directors and executive officers.
Except as set forth in the table presented previously, we know of no other person that beneficially owns 5% or more of our outstanding common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe Insiders have timely filed all Section 16(a) filing requirements applicable during the 2006 fiscal year.
CODE OF ETHICS
We have adopted a Corporate Code of Ethics and Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Corporate Code of Ethics and Business Conduct is available on the investor relations page of our website at www.startek.com. We intend to disclose on our website any amendments to or waivers of the code applicable to our principal executive officer, principal financial officer, chief accounting officer, controller, treasurer and other persons performing similar functions within four business days following the date of such amendment or waiver.

PROPOSAL 1.
ELECTION OF DIRECTORS
Our By-laws provide that our board of directors must consist of at least one director and no more than nine. Each director serves a one year term (or until his or successor is elected and qualified). At the Annual Meeting our stockholders will elect four directors to serve until the 2008 Annual Meeting of Stockholders and until successors are duly elected and qualified.
The board of directors, upon recommendation of the Governance and Nominating Committee, has nominated Messrs. Ed Zschau, Albert C. Yates and A. Laurence Jones and Ms. Kay Norton to serve as directors until their terms expire in 2008. The names of the nominees, their principal occupations, and years in which they became directors are set forth below. In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders. We have no reason to anticipate that this will occur.
Biographical information regarding the Board of Director candidates seeking reelection is as follows:
Dr. Ed Zschau; age 67; Visiting Lecturer with rank of Professor at Princeton University (a), (b), (c)
Dr. Zschau has served as one of our directors since January 1997 and was appointed Chairman in May 2006 after serving as Vice Chairman since December 2004. He is a Visiting Lecturer with rank of Professor in Electrical Engineering and Operations Research and Financial Engineering and the Center for Innovation in Engineering Education at Princeton University. He was a Professor of Management at Harvard Business School from September 1996 to August 2000. From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division.
Kay Norton; age 55; President of the University of Northern Colorado (a), (b), (c)
Ms. Norton was appointed as a director in September 2004. She has served as the President of the University of Northern Colorado for the past four years, after a term as Vice President for University Affairs and General Counsel. Ms. Norton was a trustee of the University from 1995 to 1998. Previously, she was Vice President of Legal and Government Affairs and General Counsel at ConAgra Red Meats Company in Greeley, Colorado.
Dr. Albert C. Yates; age 65; President Emeritus of Colorado State University (a), (b), (c)
Dr. Yates was appointed as a director in September 2004. He is currently a business consultant and serves as a member of the Board of Directors of Centennial Bank Holdings, Inc., based in Denver, Colorado, and Level 3 Communications. Dr. Yates was President of Colorado State University for 13 years. He served on the Board of First Interstate Bank of Denver from 1990 to 1997 and was a Director of the Federal Reserve Bank of Kansas City-Denver branch for six years. Dr. Yates was also a Trustee of the Berger Funds and formerly served in the Navy for two years.
A. Laurence Jones; age 54; President and Chief Executive Officer, StarTek, Inc.
Mr. Jones has served as our President and Chief Executive Officer since January 5, 2007 and as a director since July 17, 2006. Until January 2007 Mr. Jones served as principal of Aegis Management, LLC, which provides management consulting services. He served as President and CEO of Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries, from 2004 until May 2006, when the company was sold to a private equity firm. He served as Director of Activant for six years prior to taking the President and CEO position there. From November 2002 through July 2004 Mr. Jones was Chairman and CEO of Interelate, Inc., which provided outsourced customer relationship management services. From 1999 until 2002, Mr. Jones was President and CEO of MessageMedia, a public internet company which provides e-marketing services. He has also held management and/or director positions at Exabyte Corporation, WebClients, Neodata Services, Inc., GovPX, Inc., Automatic Data Processing and Wang Laboratories. Mr. Jones currently serves as a director of Work Options Group, a private company that provides child and elderly care benefits programs for large corporations.

(a)	Member of the compensation committee of the board of directors

(b)	Member of the audit committee of the board of directors

(c)	Member of the governance and nominating committee of the board of directors

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
The board of directors held 11 meetings during 2006 and took two actions by unanimous written consent in lieu of a meeting. All directors attended all meetings of the board of directors and of the Committees on which they served during 2006 that occurred while they were a director, except for Mr. Jones, who was unavailable for one Compensation Committee meeting. We do not require that our directors attend our annual meetings of stockholders, however all directors attended the 2006 Annual Meeting.
Our board of directors has determined that each of Ms. Norton, Dr. Yates and Dr. Zschau are independent directors under the regulations of the New York Stock Exchange. None of these directors has any relationship or has been party to any transactions that the board believes could impair the independent judgment of these directors in considering matters relating to us. The independent directors meet regularly without management present, and Dr. Zschau, our Chairman, presides as “lead director” at these meetings.
Our board of directors has an Audit Committee, which assists the board of directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls. A current copy of the charter for the Audit Committee is available on our website at www.startek.com. The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are all “independent directors” as defined in Section 303A.02 of the NYSE’s listing standards. Our board of directors has determined that Dr. Zschau, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee met 6 times during 2006 and took one action by unanimous written consent in lieu of a meeting.
Our board of directors also has a Compensation Committee, for which the Board has adopted a written Compensation Committee Charter. A current copy of this charter is available on our website, www.startek.com. The Compensation Committee reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our officers. In addition, the Committee is responsible for oversight of the StarTek, Inc. Stock Option Plan. Each member of the Compensation Committee is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. The Compensation Committee met 5 times in 2006 and took one action by unanimous written consent in lieu of a meeting. Dr. Yates is the Chairman of the Compensation Committee.
The Governance and Nominating Committee of our board of directors is responsible for the nomination of candidates for election to our board, including identification of suitable candidates, and also oversees our corporate governance principles. A current copy of the Governance and Nominating Committee charter is available on our website, www.startek.com. Each member of the Governance and Nominating Committee is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. Ms. Norton is the Chairman of the Governance and Nominating Committee. Notwithstanding the Governance and Nominating Committee, certain of our nominees to our board of directors may be named in the future by certain of our stockholders pursuant to the terms of an Investor Rights Agreement described on page 21 under “Investor Rights Agreement.” The Governance and Nominating Committee held one meeting in 2006 and took one action by unanimous written consent in lieu of a meeting.
The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our by-laws permit any stockholder to nominate director candidates, and the committee believes it can adequately evaluate any such nominees on a case by case basis. The committee will consider director candidates proposed in accordance with the procedures set forth on page 26 under “Stockholder Proposals,” and will evaluate stockholder-recommended candidates under the same criteria as other candidates. Although the committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for Board and committee meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board.
Copies of our key corporate governance documents, including those committee charters described previously, are available on the investor relations page of our website at www.startek.com. Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Director of SEC Reporting and Compliance, 44 Cook St., 4th Floor, Denver, Colorado, 80206.

EXECUTIVE OFFICERS

			Officer
Name	Age	Position	Since
A. Laurence Jones	54	President, Chief Executive Officer and Interim Chief Financial Officer	2007
Patrick M. Hayes	44	Executive Vice President and Chief Operating Officer	2004
D. Michael Clayton	57	Senior Vice President, Secretary and General Counsel	2007
Michael Griffith	50	Senior Vice President of Sales and Marketing	2004
Mary Beth Loesch	46	Senior Vice President of Business Development	2007
Susan L. Morse	60	Senior Vice President of Human Resources	2007
Shelby Test-Peralta	40	Senior Vice President of Human Resources	2003
Mr. Jones’ biography appears under the heading “Election of Directors.”
Patrick M. Hayes; age 44; Executive Vice President and Chief Operating Officer
Mr. Hayes has served as Executive Vice President and Chief Operating Officer since May 2006. Previously, Mr. Hayes was Senior Vice President of Corporate Development and Strategic Planning for StarTek, Inc. from August 2005 to April 2006. He had been a Vice President of StarTek, Inc. since September 2004. From April 2003 to September 2004, he served as Chief Financial Officer and General Manager of COCAT, Inc., a property restoration services company. From September 1999 to January 2003, he served as Vice President of Business Operations at MessageMedia, Inc., which was purchased by Doubleclick, Inc. in 2001.
D. Michael Clayton; age 57; Senior Vice President, Secretary and General Counsel
Mr. Clayton has served as our Senior Vice President, Secretary and General Counsel since February 2007. From March 2003 to December 2006 Mr. Clayton served as International and IP Counsel for Intrado, Inc., a global provider of integrated data and telecommunications solutions. From September 2000 to December 2002, Mr. Clayton served as Vice President, General Counsel and Secretary at Alliente, Inc., a business process outsourcer which provides indirect procurement services to global clients in the telecommunications industry. From 1984 to 1999, he served as Vice President, General Counsel and Secretary at Samsonite Corporation.
Michael Griffith; age 51; Senior Vice President of Sales and Marketing
Mr. Griffith has served as our Senior Vice President of Sales and Marketing since October 2005 and has been a Vice President of StarTek, Inc. since October 2004. From 2001 to 2004, he served as Senior Vice President of Sales for CEON Corporation. He also held Vice President of Sales positions at Teletech (1999-2001) and Oracle (1995-1999). Mr. Griffith is currently on the board of directors of Summit Bank and Trust.
Mary Beth Loesch; age 46; Senior Vice President of Business Development
Ms. Loesch has served as our Senior Vice President of Business Development since January 2007. From 2004 to 2006, Ms. Loesch served as Senior Vice President of Business Development at Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries. From 2003 to 2004, she was Senior Vice President of Mergers and Acquisitions at Interelate, Inc., which provided outsourced customer relationship management services. Ms. Loesch served as Senior Vice President of International and Corporate Development for MessageMedia from 1999 to 2002, a public internet company which provides e-marketing services. She has also served in various executive roles at KPMG Consulting, CSG Systems and US West.
Susan L. Morse; age 60; Senior Vice President of Human Resources
Ms. Morse has served as our Senior Vice President of Human Resources since February 2007. From 2005 to 2006, Ms. Morse was a Vice President of Human Resources at Carrier Access, a telecommunications equipment technology company. Ms. Morse served as Senior Vice President of Human Resources at Whitewave Foods, a subsidiary of Dean Foods from 2002 to 2005. From 1999 to 2002 Ms. Morse was Vice President of Human Resources with MessageMedia, a public internet company which provides e-marketing services. From 1993 to 1999 she served as Division President of Human Resources at Centrobe, Inc., formerly Neodata Services, Inc. She has also held various other human resources positions at Wang Laboratories.
Shelby Test-Peralta; age 40; Senior Vice President of Human Resources
Ms. Test-Peralta has served as our Senior Vice President of Human Resources since May 2005 and on an interim basis since February 2005. Her focus has been on our field human resources operations since February 2007. From March 2003 to February 2005, Ms. Test-Peralta served as Director of Compensation and Benefits. From 2002 to 2003, she served as Human Resources Director within the HealthOne network of hospitals in Colorado and from 1993 to 2002, she served in the human resources department at Geneva Pharmaceuticals.

COMPENSATION DISCUSSION AND ANALYSIS
Objectives
Our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers and certain key personnel. The objectives of our compensation programs are to:
•	attract, motivate, and retain superior talent,

•	ensure that compensation is commensurate with our performance and shareholder returns and

•	ensure our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in shareholder value.
Business Strategy
We seek to create shareholder value by becoming a market leader in providing high-value services to clients in the communications industry. To be a leader in the market, our strategy is to:
•	grow our existing client base by deepening and broadening our relationships,

•	add new clients in the communications segment and continue to diversify our client base,

•	improve the profitability of our business through operational improvements and securing higher margin business,

•	add new services to broaden our offerings to the communications segment and

•	make prudent acquisitions to expand our business scale and service offerings.
Elements of Executive Compensation Structure
Our compensation structure is simple, and consists of two tiers of remuneration.
•	The first tier consists of competitive base pay for executive officers, plus a competitive suite of retirement, health, and welfare benefits. Our executives enjoy the same retirement, health, and welfare package as all our exempt employees, plus supplemental company-paid life insurance, long-term disability and accidental death and dismemberment insurance. This tier of remuneration is designed to be sufficiently competitive, given market and economic conditions, to attract and retain high-quality executives.

•	The second tier consists of a short-term incentive bonus plan and a stock incentive plan. The incentive bonus plan is linked to annual individual and company performance. Payouts under this plan vary based on individual performance and the level at which the company meets its stated goals. The stock incentive plan is designed to reward certain key personnel, primarily middle and senior management, for the achievement of sustainable growth in shareholder value. Stock grants are made under the StarTek, Inc. Stock Option Plan, as amended. We also offer a deferred compensation plan that is available to highly-compensated individuals, as defined by the IRS Code, that allows participants to defer compensation and receive benefits at a later date as provided in the plan. We have few participants in this plan.
Reasons for Current Incentive Plan Structure
The reason for the short-term incentive plan structure is to ensure that executives stay focused on improving operating efficiencies, despite short-term challenges such as significant growth efforts. We recognize that growth in revenue without increased operating efficiencies and income from operations is counter-productive. The short-term incentive plan is designed to keep executives focused on this reality.
Long-term incentives provided to our executives consist of stock options and are designed to keep executives focused on increasing long-term shareholder value through sustainable improvements in our business, as reflected in our stock price. Pressure, real or perceived, to achieve short-term earnings goals could create a temptation to slow longer-term growth. However, it is the combination of growth and sustained improvement in profitability which is necessary for sustained improvement in our stock value. Accordingly, the long-term incentive keeps executives focused on both the short and long term and could potentially be the largest source of compensation for each executive officer in the long run, should the company succeed in our long-term goals.
How We Determine to Pay What We Pay
Our cash compensation policy is based both on market competitive norms and performance. We determine market value by referencing executive officer salaries and bonuses at similarly sized business processing outsourcing companies (see “Benchmarking of Compensation”). Base pay for executive officers is currently at or slightly below the 50th percentile of market. Bonus opportunity can be significantly above the midpoint of the market range depending on company and individual performance. The level at which company performance determines a certain executive’s bonus payout is different depending on the level of the employee; generally, the bonus criteria for the CEO and CFO are tied more closely to company performance while the bonuses of other management personnel are based partially on company performance and partially on individual performance during the year.

Our Compensation Committee takes several factors into account in determining the level of long-term incentive opportunity to grant to executive officers. In 2006, the Compensation Committee primarily took the following factors into account:
•	each executive officer’s performance,

•	equity compensation grants made in the past,

•	value realized by executives from past grants,

•	the financial statement impact of equity compensation grants,

•	the level of grant required to keep executives focused and motivated in the coming year and

•	market practices with regard to long-term incentives in that particular year.
In future years, the Compensation Committee may take other factors into account, such as market practices around long-term incentives in that particular year.
Our approach to allocating between long-term and short-term compensation is based on the following key assumptions:
•	Currently, the majority of an employee’s cash compensation comes in the form of base salary which is at or slightly below the market norm. The cash from these base salaries can be enhanced by the payment of a bonus that is at or above market norms. This level of payment will only come, however, if we achieve improvements in revenue and profitability or earnings per share. Therefore, by linking company performance to all or some of the payment of an annual bonus, particularly for executives, we can provide a strong incentive for our executives to improve key business drivers and thus, profitability and margins.

•	We expect that in the long run, the bulk of executive officer compensation will come from stock options and other long-term incentives. Executives are allocated sufficient equity upside to ensure they will be rewarded for sustained increases in stock value. We believe we can drive increases in stock value through sustainable growth and improvement in profitability as well as by maintaining credibility in the marketplace. Through these means, we hope to incent our executives to create the kind of sustained increase in share value that will reward shareholders and executives alike.
Benchmarking of Compensation
In determining compensation for executive officers in 2006, we looked at publicly traded business process outsourcing companies which have annual revenue in the range of $200 million to $500 million. We included the following companies in our benchmark analysis: Anacomp, Inc.; CSG Systems International, Inc.; Efunds Corp; Euronet Worldwide, Inc.; GXS Corp.; InfoUSA, Inc.; Ipayment, Inc.; Pegasus Solutions, Inc.; Syntel, Inc.; Talx Corp.; TNS, Inc.; Verifone Holdings, Inc.; and Wright Express Corp. We looked at the compensation paid to the executive officers of these companies to approximate where we stand relative to market. We observed that our base pay was at or slightly below the midpoint of base pay for executive officers of these companies. We also observed that our annual incentive opportunity was around the 50th percentile of the executive officers working for companies in this group. Finally, we examined the long-term incentive opportunity for our executive officers in the form of stock options granted in 2004 and 2005. Compared to the grants made for executive officers in the above referenced companies, our grants were below the midpoint of the market range.
Our compensation philosophy does not focus on paying at a particular percentile of market and therefore we did not attempt to use these companies as a benchmark against which to set our compensation. Nevertheless, we view these companies as competitors for executive officer talent, so we believe it is useful to examine their pay practices from time to time.
Long Term Compensation — Basis for Reward and Downside Risk
To date, the Compensation Committee has only awarded stock options under the StarTek, Inc. Stock Option Plan, as amended, but it may consider other equity-based incentives in the future. Options bear a relationship to the achievement of the company’s long-term goals in that they increase in value as the stock increases in value. A significant portion of management’s compensation package is stock option-based; as such, management bears significant exposure to downside equity risk as the income they derive from these stock options is contingent upon our stock’s performance in the marketplace. Management has carefully evaluated the cost of options it grants to its executive officers. It will continue to evaluate the cost of options and other forms of equity compensation vehicles against the benefit those vehicles are likely to yield in building sustainable share value.

Equity Grants and Market Timing
We have not granted options in coordination with the release of material, non-public information and our option grant practices are separate from discussions regarding the release of such information. Option grants are made on the date the Compensation Committee approves the grants and are not matched to other specific company events.
Except as stated below, we have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date. The StarTek, Inc. Stock Option Plan, as amended, defines “fair market value” as the closing price of one share of our common stock on the trading day as of which such fair market value is determined (i.e., the grant date).
On January 5, 2007, upon his appointment as President and Chief Executive Officer, Mr. Jones received 30,000 shares of restricted stock which will vest based on the passage of time and achievement of certain performance requirements, as described more fully under “Employment Agreements” on page 17. Mr. Jones’ Employment Agreement executed upon his appointment also provided that he would be granted 400,000 stock options with in 60 days of the execution of the Employment Agreement. These options were granted once the insider trading window opened on January 24, 2007, to assure that the exercise price reflected the fair value of our common stock.
Specific Forms of Compensation and the Role of Compensation Committee Discretion
The Compensation Committee retains the ability to review executive officer base compensation and make increases based on general performance and market norms. The Compensation Committee also retains the ability to make long-term incentive grants (historically stock options) based on several factors discussed in this Compensation Disclosure and Analysis. The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants without predetermined performance goals.
In addition, the board approves the executive incentive bonus plan and related corporate financial targets annually based upon the Compensation Committee’s recommendation. The plan provides that the plan can be changed, suspended or eliminated, in whole or in part, at any time, with or without notice to participants in the incentive bonus plan.
Payments made under the annual executive bonus plan are subject to both individual and company-wide objectives, except for the CEO and CFO whose plans are based on company-wide objectives only. The extent to which individual objectives weigh on an individual’s bonus payment is different depending on the level of the individual such that lower ranking executives’ bonus payouts are weighted more heavily towards individual and business unit goals and higher ranking executives’ bonuses are weighted more heavily towards company-wide financial metrics.
The 2006 bonus payouts were based on three factors: corporate financial targets, business unit targets and individual goals. The minimum thresholds for the corporate financial targets were required to be met before any bonus payout under any of the three factors could be made. Corporate financial targets were established for operating income and revenue and the minimum target for bonus payment was set at an 85% level of achievement. If the 85% minimum of each corporate financial target had been achieved, then the percentage payout under this factor would have been 35%. Otherwise, the bonus payout related to corporate financial targets would have ranged from 35% to 200% of a participants’ base salary as the percentage of achievement of each target ranged from 85% to 200%+ of corporate financial targets. In 2006, we did not meet our company-wide financial metrics and as such, no bonuses were paid in 2007 related to the 2006 plan.
How Individual Forms of Compensation are Structured and Implemented to Reflect the Named Executive Officer’s Individual Performance and Contribution
We are engaged in a focused strategic effort to increase revenue, profitability and operating efficiency. The executive officers work as a team to accomplish this. Their base pay and annual bonus opportunity reflects both their relative contributions to the company and market practices. Their respective long-tem incentive opportunity reflects their individual contributions to the company and market practices. The extent to which individual bonuses are paid depends on (1) whether the executive officers as a team achieve sufficient revenue and profitability objectives and (2) the executive officer’s individual performance and contribution. The extent to which the long term incentive pays depends on the executive team’s ability to improve our stock price.
Policy Regarding Adjustment of Awards if Relevant Performance Measures Are Restated or Adjusted
We reserve the right to seek disgorgement from an executive officer should a restatement occur that would have materially affected the amount of a previously paid award.

Factors Considered in Decisions to Increase or Decrease Compensation Materially
This has not occurred in our life as a public company except upon the promotion of executives from within the company. Principal factors that would be considered in such a case is a clear, sustained market trend and financial problems experienced by the company. Mr. Jones’ employment agreement specifies that his base salary may only be reduced if such reduction is part of a general pro-rata reduction in the base salaries of all executives implemented as a result of financial problems experienced by the company, but must be returned to its unreduced level upon cessation of such financial problems.
Impact of Amounts Received By Previously Earned Compensation Have on Other Compensation
We maintain no supplemental pension plans or other programs where gains from prior compensation could influence amounts earned currently. The only factor where gains from prior awards are considered is where the Compensation Committee determines the appropriate size of long-term incentive grants.
The Basis for a Change of Control Triggering Payment
During 2006, there were no payments made related to a change of control. Certain of our executives have negotiated change in control agreements with us. These agreements are more fully described in the section of this definitive proxy statement entitled “Employment Agreements.”
Impact of Accounting and Tax Treatment on Various Forms of Compensation
We take the impact of accounting and tax treatment on each particular form of compensation into account. Our incentive payments are designed so that they are deductible under Section 162(m) of the IRS Code. We have no established policy related to tax gross ups in the event there is a change of control and excise taxes are due pursuant to Section 280G and related sections of the IRS Code. We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we will always take the accounting treatment into account.
Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities
We currently have no security ownership requirements in place for outside directors.
We have no security ownership requirements for executives, except for A. Laurence Jones, and no policies regarding hedging economic risk and ownership. Under Mr. Jones’ employment agreement, Mr. Jones may be terminated for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of StarTek, Inc. common stock or shares of StarTek common stock having a market value of at least $300,000.
The Role of Executive Officers in Determining Compensation.
In 2006, our Chief Executive Officer and Senior Vice President of Human Resources supplied the Compensation Committee with market data on current competitive pay practices for executive officers. The data covered base pay, annual incentive bonus opportunity, and long term incentive opportunity. The information presented was prepared in conjunction with compensation consultants at Denver Management Advisors, Inc. In 2007, our Chief Executive Officer and Senior Vice President of Human Resources supplied the Committee with proposed executive officer base pay increases for 2007 as well as proposed stock option grants. The Committee then considered the market data and management’s suggestions in determining 2007 base pay and proposed 2007 option grants.
After the close of fiscal 2006, the Chief Executive Officer supplied the Committee with information regarding how his executive officers performed in terms of individual performance. No bonuses were paid for the 2006 fiscal year due to not meeting the corporate financial performance thresholds.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.
Based on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Notice of Annual Meeting and Proxy Statement.
By the Compensation Committee:
          Albert C. Yates, Chairman
          Ed Zschau
          P. Kay Norton

COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth certain information concerning the compensation of the individuals who served as Chief Executive Officer and Chief Financial Officer in 2006 and the next three executive officers who, in addition to the Chief Executive and Chief Financial Officers, received the highest compensation among all executive officers in 2006 (referred to as the “named executive officers”):
SUMMARY COMPENSATION TABLE

					Stock	Option		All Other
		Salary		Bonus	Awards	Awards		Compensation
Name and Principal Position	Year	($)		($)(a)	($)	($)(b)		(c)($)		Total ($)
Steven D. Butler	2006	469,688		—	—	130,338		51,200 (d	) (i)	651,226
Former President, CEO and director
Rodd E. Granger	2006	225,000		—	—	58,048	(e)	9,319 (f	) (i)	292,367
Former Executive VP and CFO
Patrick M. Hayes	2006	243,101		—	—	40,052		6,106 (g	) (i)	289,259
Executive VP and COO
Michael Griffith	2006	449,123	(h)	—	—	19,679		2,228	(i)	471,030
Senior VP, Sales and Marketing
Steven Boyer	2006	257,149		—	—	17,256		5,174	(i)	279,579
Former Senior VP and CIO

(a)	None of the named executive officers earned bonuses for 2006.

(b)	The amounts shown in this column reflect the total estimated compensation expense for financial reporting purposes under FAS 123(R), excluding forfeitures for service-based vesting, related to options granted to each named executive officer during 2006. This does not reflect amounts paid to or realized by the named executive officers. The amounts include the cost not only of option awards made in 2006 but also certain awards made in prior years for which we incurred cost in 2006. The assumptions used when calculating this cost are set forth in Note 11 “Stock Options,” to our Consolidated Financial Statements, included in Item 15, “Exhibits and Financial Statement Schedules” of our Annual Report on Form 10-K.

(c)	We did not provide perquisites or other personal benefits, securities, or property to the named executive officers in excess of $10,000 for 2006.

(d)	During 2006, we reimbursed Mr. Butler for $46,446 related to reimbursement of insurance premiums. Mr. Butler’s employment with the company terminated in January 2007.

(e)	Mr. Granger resigned from the company effective December 29, 2006. On that date, he forfeited 77,000 unvested stock options. He retained the right to exercise 23,000 vested stock options for 90 days after his departure, consistent with his option agreements.

(f)	We reimbursed Mr. Granger $5,300 related to reimbursement of insurance premiums. Mr. Granger resigned from the company effective December 29, 2006.

(g)	We reimbursed Mr. Hayes $1,082 related to reimbursement of insurance premiums.

(h)	Mr. Griffith’s salary includes $274,123 related to commissions. Mr. Griffith’s commissions are based on actual billed monthly revenue for clients he sold. In the first year after contract closure, his commission is 1% of billed monthly revenue. In the second year after contract closure, Mr. Griffith’s commissions are 0.5% of billed monthly revenue.

(i)	Our executive officers are covered under a group term life and disability insurance for which the company pays a portion of the premium. The taxable benefit related to this plan received by our named executive officers is as follows: $656 for Mr. Butler, $403 for Mr. Granger, $429 for Mr. Hayes, $1,006 for Mr. Griffith and $2,772 for Mr. Boyer.

GRANTS OF PLAN-BASED AWARDS IN 2006
The following table includes plan-based awards made to named executive officers in 2006. Other than stock option awards, there were no awards granted under our equity incentive plans during 2006. Accordingly, the table below does not contain columns reflecting stock awards or estimated future payouts under equity incentive plans.

							Aggregate
							Grant Date
						Exercise or Base	Fair Value of
	Estimated Potential Payouts Under Non-Equity				All Other Option Awards:	Price of Option	Stock and
	Incentive Plan Awards (b)				Number of Securities	Awards	Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Underlying Options (#)	($/Share)	Awards ($)
Steven D. Butler	6/12/2006				40,000	13.58	119,600
	7/31/2006				10,000	13.31	28,800
		—	225,000	450,000
Rodd E. Granger	6/12/2006				25,000	13.58	74,750
		—	115,150	230,300
Patrick M. Hayes	6/12/2006				25,000	13.58	74,750
	8/14/2006				20,500	11.09	43,460
		—	127,500	255,000
Steven Boyer	6/12/2006				15,000	13.58	44,850
		—	102,860	205,719
Michael Griffith (a)	6/12/2006				15,000	13.58	44,850
(a)	Mr. Griffith is not eligible for the incentive plan awards as his incentive is commission-based. See notes to the summary compensation table for a description of Mr. Griffith’s compensation structure.

(b)	Non-equity incentive plan refers to our executive incentive bonus plan, which is paid based on specified individual, business unit and company-wide financial goals, as described more fully on page 10. If the company-wide financial metrics are not met, no bonus is paid on any other bonus metric. In 2006, we did not meet our company-wide financial metrics required for bonus payment, as such, no bonus was paid in 2007 related to the 2006 plan.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END
The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the named executive officers as of December 31, 2006. All stock options were granted ten years prior to the expiration date listed in the table.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Steven D. Butler	—	10,000	13.31	7/31/2016	(a)
	—	40,000	13.58	6/12/2016	(a)
	45,000	180,000	11.97	5/13/2015	(b)
	75,000	—	27.80	1/3/2015	(c)
Rodd E. Granger	—	25,000	13.58	6/12/2016	(a)
	13,000	52,000	16.52	7/29/2015	(d)
	10,000	—	31.65	9/8/2014	(c)
Patrick M. Hayes	—	20,500	11.09	8/14/2016	(a)
	—	25,000	13.58	6/12/2016	(a)
	4,000	16,000	13.50	8/24/2015	(d)
	3,900	15,600	16.52	7/29/2015	(d)
	15,000	—	29.14	12/15/2014	(c)
Steven Boyer	—	15,000	13.58	6/12/2016	(a)
	2,000	8,000	16.52	7/29/2015	(d)
	25,000	—	29.14	12/15/2014	(c)
Michael Griffith	—	15,000	13.58	6/12/2016	(a)
	2,800	11,200	16.52	7/29/2015	(d)
	10,000	—	26.50	2/16/2015	(c)
(a)	Options vest as to 25% of the option shares on the first anniversary of the date of grant and 2.0833% of the shares each month thereafter for 36 months.

(b)	Pursuant to an Option Agreement between StarTek, Inc. and Mr. Butler which was executed upon his appointment as CEO in May 2005, as filed with the SEC as Exhibit 10.21 to Form 8-K filed with the SEC on May 17, 2005, options vest as to the following schedule:
•	Immediate vesting of 11,250 option shares on May 13, 2005, the date of the Agreement

•	3,750 option shares commencing on June 16, 2006 and on the 16th day of each month thereafter through and including February 16, 2006 (the first anniversary date)

•	20% (45,000) option shares on the second, third, fourth and fifth anniversary dates.
Due to the termination of Mr. Butler’s employment in January 2007, he will have the right to exercise the 120,000 options that were vested as of his termination date until December 31, 2007.

(c)	Prior to our adoption of FAS No. 123(R), we accelerated 143,860 employee stock options, all with exercise prices of $21.80 or above, such that they immediately vested as of December 30, 2005. The purpose of this action was to eliminate future compensation expense that we would otherwise have recognized upon implementation of FAS No. 123(R). Because the options prior to the acceleration had intrinsic values that were more than the intrinsic value of the options after acceleration, no compensation expense related to the acceleration was recognized in our Consolidated Statements of Income for the year ended December 31, 2005. All terms of options with an exercise price of less than $21.80 remained unchanged.

(d)	Options vest as to 20% of the option shares on the each anniversary of the date of grant through and including the fifth anniversary of the date of grant.

2006 OPTION EXERCISES AND STOCK VESTED
None of our named executive officers exercised stock options during 2006. We did not issue any stock awards or restricted stock awards to any of our named executive officers during 2006.
NONQUALIFIED DEFERRED COMPENSATION IN 2006
Our deferred compensation plan is available to company officers, senior management and others as designated by the Compensation Committee. Participants in the plan may elect to defer a percentage of their annual base salary, commissions or of their incentive compensation. Plan contributions are subject to the following minimums and maximums:

	Minimum	Maximum
	annual	annual
	contribution	contribution
Base salary	$2,500	50%
Bonus	$2,500	100%
Commissions	$2,500	100%
Contributions to the plan may be determined on an annual basis and are irrevocable during the plan year. Participants in the plan may choose from a variety of mutual fund investments and participant accounts will be credited with a rate to return indexed to the funds selected by the participant. These investment elections can be changed at any time during the year. The entire account is 100% vested to the participant.
Participant accounts will be distributed, either in a lump sum or in annual installments over five, ten or fifteen years, at the discretion of the participant, upon either termination of employment, retirement or early retirement, disability, or death of the participant. Retirement is defined under the plan as termination after age 65. In certain cases where the participant has elected in-service distributions at the time of the deferral, distributions will be paid in a lump sum without penalty provided that the schedule date of distribution is at least five years in the future. Loans are not available under the plan.
Should an event occur that triggers a change in control of StarTek, Inc., the plan provides that participant accounts are only available for benefit payments or for our creditors in the event of insolvency.
The following table provides information about those named executive officers who participated in our deferred compensation plan during 2006. Contribution amounts shown in this table are included in the named executive officers’ base salary in the summary compensation table. Aggregate earnings related to the named executive officers’ deferred compensation account have been included in “Other Compensation” in the summary compensation table.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in	Withdrawls/	Balance at
Name	in last FY ($)	last FY ($)	Last FY ($)	Distributions ($)	Last FYE ($)
Rodd E. Granger	—	—	2,081	—	14,055
Patrick M. Hayes	2,868	—	2,734	—	28,777
Michael Griffith	—	—	481	—	3,768
During 2006, Mr. Granger, Mr. Hayes and Mr. Griffith earned rates of return of 17.4%, 10.5% and 14.6%, respectively, on their deferred compensation accounts, based on their participant-directed investment allocations.

EMPLOYMENT AGREEMENTS
A. Laurence Jones
On January 5, 2007, StarTek and Mr. Jones entered into an Employment Agreement in connection with the appointment of Mr. Jones as President and Chief Executive Officer of StarTek. The Employment Agreement provides for an annual base salary of $450,000, subject to review at least once per year by the compensation committee of StarTek’s board of directors based on performance and a comparison to market conditions. Mr. Jones’ base salary can only be reduced in connection with a general, pro-rata reduction in base salaries of all executive officers as a result of financial problems experienced by StarTek and his salary must be returned to the unreduced level upon conclusion of any such financial problems. Mr. Jones will be eligible for an annual incentive bonus for each fiscal year of up to 125% of his then current annual base salary, subject to achievement of performance criteria and satisfaction of terms established by the compensation committee after consultation with Mr. Jones. Mr. Jones’ annual incentive bonus payout amount for 2007 will be determined based on performance against pre-determined targets for revenue and earnings per share, each of these criteria being weighted equally. Mr. Jones’ bonus payout will equal 50% of his annual base salary unless the percentage of achievement for each of these criteria exceeds 80%. The Compensation Committee approved a maximum bonus payout for 2007 of 150% rather than 125%. Therefore, his bonus payout for 2007 will range from 50% to 150% of his annual base salary, as the percentage achievement of each target ranges from 80% to 125%. For example, achievement of 100% of each target would result in Mr. Jones’ bonus payout being equal to 100% of his annual base salary.
The Employment Agreement also provides for the grant of an option to purchase 400,000 shares of StarTek common stock, and the grant of 30,000 shares of restricted stock. The options were granted on January 24, 2007, with an exercise price of $9.60 (equal to the closing price of StarTek common stock on that date). The option vests as to 20% of the shares on January 5, 2008, and as to 1.667% of the option shares on the 5th day of each month thereafter. The option expires ten years after the date of grant; however, if Mr. Jones’ employment with StarTek terminates earlier, all unvested options will be forfeited and he will have three months to exercise any vested options in the event of termination of his employment by StarTek for cause, eighteen months to exercise any vested options in the event of termination of his employment by StarTek without cause or termination by Mr. Jones for good reason and six months to exercise any vested options in the event of any other termination of his employment. The restrictions on the shares of restricted stock lapse as to 10,000 shares on January 5, 2008, and as to 20,000 shares on January 5, 2011; provided that the restrictions on the 20,000 share tranche may lapse earlier as to 10,000 of such shares upon certification by the compensation committee that Mr. Jones achieved at least 80% performance of the specified performance criteria for the 2008 fiscal year and as to 10,000 of such shares upon certification by the compensation committee that Mr. Jones achieved at least 80% performance of the specified performance criteria for the 2009 fiscal year. Mr. Jones will also receive a car allowance of $1,200 per month. Mr. Jones’ employment with StarTek can be terminated at any time for any reason by StarTek or Mr. Jones. However, if Mr. Jones’ employment is terminated without cause, or if Mr. Jones resigns with good reason, he will be entitled to receive a lump sum payment equal to 150% of his then current annual base salary plus a bonus equal to 150% of his then current annual base salary and he will receive continued health care benefits for 18 months. StarTek is only required to make such payments if Mr. Jones is in material compliance with the Employment Agreement, he resigns from all positions with StarTek, he completes any transition duties and he signs a release of claims in favor of StarTek. “Cause” and “good reason” are defined in the Employment Agreement. Among other things, StarTek can terminate Mr. Jones for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of StarTek common stock or shares of StarTek common stock having a market value of at least $300,000.
The Employment Agreement also provides for non-disclosure by Mr. Jones of StarTek’s confidential or proprietary information, and includes covenants by Mr. Jones not to compete with StarTek or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to 18 months if Mr. Jones is entitled to the severance payments described above or 12 months for any other termination of employment. Mr. Jones also assigned to the company any rights he may have to intellectual property conceived in the scope of his employment.
Steven D. Butler
On January 17, 2007, StarTek entered into a Separation Agreement with Steven D. Butler pursuant to his previously announced termination of employment on January 5, 2007. His employment with StarTek ended effective January 17, 2007 (the “Termination Date”). Under the terms of the Separation Agreement, Mr. Butler was paid a lump sum payment of salary (less applicable withholding) and vacation pay as if he had been employed through April 4, 2007, and will be entitled to receive $472,500 in severance pay, payable in equal monthly installments commencing on StarTek’s first regular payday that is no less than six months after the Termination Date and continuing according to StarTek’s regular payroll schedule through April 8, 2008. Mr. Butler will also be reimbursed for certain insurance premiums that he will pay in April 2007 for coverage through April 2008.
The Separation Agreement also stipulates that options granted to Mr. Butler during his tenure with StarTek will vest in accordance with the terms and provisions of each option agreement that existed on the Termination Date as if Mr. Butler’s employment with StarTek had terminated on April 4, 2007, and all of such vested options will be exercisable through December 31, 2007. As of the Termination Date, options to purchase an aggregate 120,000 shares had vested.

Patrick M. Hayes
On June 12, 2006, StarTek, Inc. and Patrick M. Hayes entered into an offer letter in connection with the appointment of Mr. Hayes as Executive Vice President and Chief Operating Officer of StarTek, Inc. The letter provided for an annual salary of $255,000 per year, subject to future increases based upon performance and goal achievements. Mr. Hayes is eligible to participate in the StarTek Leadership Incentive Plan, wherein he may receive a bonus of up to 50% of his actual base earnings, based completely on the level of achievement toward corporate-wide financial targets. If Mr. Hayes’ employment at StarTek, Inc. terminates for any reason other than “cause,” he will receive 12 months of severance. For purposes of the agreement, “cause” requires a reasonable good faith determination by StarTek, Inc. and is defined as (1) an act or acts constituting a felony; (2) an act or acts constituting dishonesty or disloyalty with respect to StarTek; (3) an act or acts constituting fraud; and/or (4) an act or acts that materially adversely affect StarTek’s business or reputation.
Michael Griffith
On September 8, 2004, StarTek, Inc. and Michael Griffith entered into an offer letter in connection with the appointment of Mr. Griffith as Vice President of Sales. The letter provided for an annual salary of $165,000 plus commissions, based on the commission sales plan, which is more thoroughly described in footnote f to summary compensation table.
Mary Beth Loesch
On January 23, 2007, StarTek, Inc. and Mary Beth Loesch entered into an offer letter in connection with the appointment of Ms. Loesch as Senior Vice President of Business Development. The letter provided for an annual salary of $215,000 per year, subject to future increases based upon performance and goal achievements. Ms. Loesch is eligible to participate in the StarTek Leadership Incentive Plan, wherein she may receive a bonus of up to 40% of her actual base earnings. If Ms. Loesch’s employment at StarTek, Inc. terminates for any reason other than “cause,” she will receive 9 months of severance and 9 months of bonus. For purposes of the agreement, “cause” requires a reasonable good faith determination by StarTek, Inc. and is defined as (1) an act or acts constituting a felony; (2) an act or acts constituting dishonesty or disloyalty with respect to StarTek; (3) an act or acts constituting fraud; and/or (4) an act or acts that materially adversely affect StarTek’s business or reputation. Ms. Loesch will also be awarded options to purchase 100,000 shares of StarTek’s commons stock, of which options to purchase 50,000 shares were granted in February 2007. Award of the balance of the options is subject to a shareholder vote to increase the number of available shares pursuant to proposal 3 in this definitive proxy statement as well as Compensation Committee approval of the award. When and if proposal 3 in this definitive proxy statement is approved, it is anticipated that these remaining 50,000 stock options will be approved for grant to Ms. Loesch and will have an exercise price equal to the fair market value of StarTek’s common stock as of the close of trading on the date of issuance. The vesting of these shares will be 25% after one year and ratable monthly vesting thereafter. These options will vest 100% upon a change of control.
Susan L. Morse
On January 23, 2007, StarTek, Inc. and Susan L. Morse entered into an offer letter in connection with the appointment of Ms. Morse as Senior Vice President of Human Resources. The letter provided for an annual salary of $220,000 per year, subject to future increases based upon performance and goal achievements. Ms. Morse is eligible to participate in the StarTek Leadership Incentive Plan, wherein she may receive a bonus of up to 40% of her actual base earnings. If Ms. Morse’s employment at StarTek, Inc. terminates for any reason other than “cause,” she will receive 9 months of severance and 9 months of bonus. For purposes of the agreement, “cause” requires a reasonable good faith determination by StarTek, Inc. and is defined as (1) an act or acts constituting a felony; (2) an act or acts constituting dishonesty or disloyalty with respect to StarTek; (3) an act or acts constituting fraud; and/or (4) an act or acts that materially adversely affect StarTek’s business or reputation. Ms. Morse will also be awarded options to purchase 100,000 shares of StarTek’s commons stock, of which options to purchase 50,000 shares were granted in February 2007. Award of the balance of the options is subject to a shareholder vote to increase the number of available shares pursuant to proposal 3 in this definitive proxy statement as well as Compensation Committee approval of the award. When and if proposal 3 in this definitive proxy statement is approved, it is anticipated that these remaining 50,000 stock options will be approved for grant to Ms. Morse and will have an exercise price equal to the fair market value of StarTek’s common stock as of the close of trading on the date of issuance. The vesting of these shares will be 25% after one year and ratable monthly vesting thereafter. These options will vest 100% upon a change of control.
D. Michael Clayton
On February 14, 2007, StarTek, Inc. and D. Michael Clayton entered into an offer letter in connection with the appointment of Mr. Clayton as Senior Vice President, Secretary and General Counsel. The letter provided for an annual salary of $175,000 per year, subject to future increases based upon performance and goal achievements. Mr. Clayton is eligible to participate in the StarTek Leadership Incentive Plan, wherein he may receive a bonus of up to 40% of his actual base earnings. Mr. Clayton will also be awarded options to purchase 100,000 shares of StarTek’s commons stock, of which options to purchase 32,500 shares were granted in February 2007. Award of the balance of the options is subject to a shareholder vote to increase the number of available shares pursuant to proposal 3 in this definitive proxy statement as well as Compensation Committee approval of the award. When and if proposal 3 in this definitive proxy statement is approved, it is anticipated that these remaining 32,500 stock options will be approved for grant to Mr. Clayton and will have an exercise price equal to the fair market value of StarTek’s common stock as of the close of trading on the date of issuance. The vesting of these shares will be 25% after one year and ratable monthly vesting thereafter. These options will vest 100% upon a change of control.

On March 19, 2007, StarTek USA, Inc. (StarTek) and Steven R. Boyer, formerly Senior Vice President and Chief Information Officer of StarTek, executed a Confidential Severance Agreement and General Release, effective as of March 19, 2007, related to Mr. Boyer’s termination of employment on February 28, 2007. Under the agreement, StarTek agreed to pay to Mr. Boyer a lump sum of $128,574 in severance pay and to pay $2,759 on Mr. Boyer’s behalf to StarTek’s third party medical insurance administrator. This amount represents six months of the company contribution towards Mr. Boyer’s medical insurance plus administrative fees. Mr. Boyer has 90 days from his Separation Date, defined as March 15, 2007 under the agreement, to exercise stock options that had vested prior to the Separation Date. Mr. Boyer agreed not to hire any StarTek employees or contractors nor solicit StarTek customers or suppliers during the 6 months following the Separation Date.
A. Emmet Stephenson, Jr.
In 2006, we entered into a verbal agreement with A. Emmet Stephenson, Jr. under which Mr. Stephenson is an employee of our Domain.com subsidiary. Mr. Stephenson is paid $50,000 per year for managing our Domain.com subsidiary.
Potential Payments Upon Termination or Change in Control
A summary of the potential payments that each of our named executive officers would have received upon termination for other than “cause” (as described in each respective named executive officers’ employment agreement summary, above) and upon a change in control follows:

	Termination for other than “cause”				Termination related to a change in control
	Severance ($)	Bonus ($)	Perquisites ($)		Severance ($)	Bonus ($)	Perquisites ($)
Steven D. Butler (c)	450,000	225,000	46,446	(a)	900,000	225,000	92,893	(b)
Patrick M. Hayes	255,000	—	—		—	—	—
(a)	Mr. Butler’s original employment agreement provided for 12 months salary plus a pro-rated bonus and continuation of his health care coverage for 12 months, if he so elects, in the event his employment is terminated by StarTek for reasons other than for cause or if Mr. Butler resigns with good reason. The bonus amount provided in this table assumes that Mr. Butler was terminated on December 31, 2006, and that target thresholds for bonus payments had been met. Perquisite amount reflects $46,446 in estimated reimbursed insurance premiums for one year following Mr. Butler’s termination. Mr. Butler’s employment agreement also provided that unvested stock options that were to have vested prior to February 16, 2007, would immediately vest upon the date of termination. However, no amount is reflected in “perquisites” above because no options would have vested between December 31, 2006 and February 16, 2007.

(b)	A change in control includes a) any event of dissolution or liquidation of the company; b) any reorganization, merger or consolidation of the company, with one or more corporations where we are the surviving corporation and our stockholders immediately prior to the transaction do not own at least 50% of the issued and outstanding common stock immediately after such transaction; c) any reorganization, merger or consolidation with one or more corporations where we are not the surviving corporation; d) a sale of substantially all of our assets to another corporation or entity; or e) upon the sale of common stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than 50% of the issued and outstanding common stock immediately after such sale(s). Mr. Butler’s original employment agreement provided for 24 months salary plus a pro-rated bonus and continuation of his health care coverage for 24 months, if he so elects, in the event he is terminated in connection with a change in control, or within 12 months following a change in control. Bonus amount provided in this table assumes that Mr. Butler was terminated on December 31, 2006, and that target thresholds for bonus payments had been met. Perquisite amount reflects $92,893 in estimated reimbursed insurance premiums for one year following Mr. Butler’s termination. Mr. Butler’s employment agreement also provided that unvested stock options that were to have vested prior to February 16, 2007, would immediately vest upon the date of termination. However, no amount is reflected in “perquisites” above because no options would have vested between December 31, 2006 and February 16, 2007.

(c)	Mr. Butler’s employment as our President and Chief Executive Officer terminated and he resigned as a director in January 2007. In conjunction with his departure, Mr. Butler negotiated a severance agreement that differed from the amounts shown here, which are consistent with his original employment agreement. For a more detailed description of Mr. Butler’s severance agreement, please refer to page 17.
Mr. Granger’s offer letter agreement provided for 12 months of severance pay in the event he terminated for any reason other than “cause.” Mr. Granger resigned from all of his duties at our company effective December 29, 2006, and did not receive any severance payments. Mr. Boyer and Mr. Griffith do not have severance agreements with the company.

COMPENSATION OF DIRECTORS

					Change in Pension
				Non-Equity	Value and
	Fees Earned or	Stock	Option	Incentive Plan	Nonqualified Deferred
	Paid in Cash	Awards	Awards	Compensation	Compensation	All other
Name	($)	($)	(a) ($)	($)	Earnings ($)	compensation ($)	Total ($)
Ed Zschau	$51,750	$—	$14,528	$—	$—	$255	$66,533
A. Laurence Jones	$22,750	$—	$10,388	$—	$—	$255	$33,393
P. Kay Norton	$44,250	$—	$14,528	$—	$—	$255	$59,033
Albert C. Yates	$44,250	$—	$14,528	$—	$—	$280	$59,058
(a)	The amounts shown in this column reflect the total estimated compensation expense for financial reporting purposes under FAS 123(R), excluding forfeitures for service-based vesting, related to options granted to each director during 2006. Because options granted under the Directors’ Option Plan vest immediately upon grant, this also represents the grant date fair value of options granted during 2006. This does not reflect amounts paid to or realized by the directors. The amounts include the cost not only of option awards made in 2006 but also certain awards made in prior years for which we incurred cost in 2006. The assumptions used when calculating this cost are set forth in Note 11 “Stock Options,” to our Consolidated Financial Statements, included in Item 15, “Exhibits and Financial Statement Schedules” of our Annual Report on Form 10-K.
Our non-employee directors receive a quarterly cash retainer of $7,500, plus $1,000 for each regularly scheduled Board meeting attended and $750 for each special Board meeting attended. Members of the committees of our board of directors also receive an additional $750 for each committee meeting attended, unless such meetings occur on the same day as regularly scheduled Board meetings. The chairman of the board receives an additional $15,000 for his or her services as chairman during the year.
Each non-employee director is also automatically granted options to acquire 3,000 shares of our common stock at an exercise price equal to market value of the common stock on the date of initial election to the board of directors and at each annual meeting at which such director is re-elected. Such options are immediately vested and exercisable. We seek to amend the Directors’ Option Plan such that 6,000 options will be granted to each non-employee director upon initial election to the board of directors and at each annual meeting at which such director is re-elected. The Directors’ Option Plan is administered by our board of directors.
As of December 31, 2006, 58,000 vested stock options had been issued to our current directors, as follows:

Aggregate number of
Director	vested stock options
Ed Zschau	37,000
A. Laurence Jones	3,000
P. Kay Norton	9,000
Albert C. Yates	9,000

CERTAIN TRANSACTIONS
Review, Approval and Ratification of Related Party Transactions
Pursuant to the Audit Committee charter, the Audit Committee of the board of directors reviews periodically, but at least annually, a summary of our transactions with Directors and executive officers of the company and with firms that employ directors, as well as any other material related party transactions, for the purpose of recommending to the disinterested members of the board of directors that the transactions are fair, reasonable and within company policy and should be ratified and approved. This list of transactions is compiled via questionnaires that are distributed annually and upon initial employment and/or election to the board to all directors and officers of the company.
Registration Rights Agreement
We have entered into a registration rights agreement with Mr. Stephenson, a greater than 10% stockholder and former director, Toni E. Stephenson, Mr. Stephenson’s wife, and certain other members of Mr. Stephenson’s family. The agreement was effective on June 9, 2004, and terminates on the earlier of (i) June 9, 2009, and (ii) when the number of shares registrable for resale under the agreement constitutes less than 10% of our common stock outstanding. Mr. Stephenson owned 3,315,882 shares, or 22.5%, of our common stock outstanding as of March 1, 2007. Under the registration rights agreement, the holders of one-third or more of the registrable shares as defined in the registration rights agreement may demand that we file a registration statement under the Securities Act covering some or all of their registrable shares. We are obligated to file no more than two such demand registration statements (unless the number of shares requested to be included in a demand registration has been reduced by more than 15% by an underwriter). The filing of a demand registration statement may be subject to further delay upon the occurrence of other specified events. In addition to these demand registration rights, if we propose to register any of our equity securities under the Securities Act, other than pursuant to registration statements on Forms S-4 or S-8, the holders of registrable securities may require that we include all or a portion of their registrable securities in the registration statement and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities included in the offering. Registration of shares of our common stock pursuant to the rights granted to the holders of registrable securities pursuant to the registration rights agreement, and subsequent sale of such shares under the registration statement, will result in such shares becoming freely tradable without restriction under the Securities Act. In connection with demand registrations, we will bear the expenses related to such registrations to the extent we would be required to incur such expenses within 12 months or obtain substantial benefit from complying with the demand. We will bear the expenses related to registrations we file in which the selling stockholders include registrable securities, except that the selling stockholders will bear their pro-rata portion of the underwriting discounts and commissions applicable to any such registration. The selling stockholders will bear all other fees, costs and expenses of registrations under the registration rights agreement, including underwriting discounts and commissions.
The agreement also provides that, upon the occurrence of a change of control of us by merger, share exchange, stock sale or tender offer, or in the event members of the Stephenson family sell in the aggregate 15% or more of our outstanding common stock in any two year period (subject to certain conditions) no member of the Stephenson family will accept a premium for their shares in such transactions without providing an opportunity to all our other stockholders to sell their shares (or at least the same proportionate interest as the Stephenson family proposes to sell) at the same price; provided that the Stephenson family will be free to sell shares at any time in sales registered under the Securities Act, so long as the applicable members of the Stephenson family are named as selling stockholders in the related prospectus, or in Rule 144 transactions, without restriction under this provision.
Investor Rights Agreement
We have entered into an investor rights agreement with Mr. Stephenson that took effect upon June 9, 2004, and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that subject to the board of director’s fiduciary duties under applicable law, we will nominate for election to our board of directors designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the Board if there are an odd number of directors, or two less than a majority if there are an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. Accordingly, Mr. Stephenson currently has the right to elect one director; however none of the nominees named in Proposal 1 were elected by Mr. Stephenson. Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our board are independent under the rules of the SEC and the New York Stock Exchange. The agreement also required that we amend Article II, Section 6 of our Bylaws to provide that a holder of 10% or more of our outstanding common stock is entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the Bylaws, as amended, may not be further amended by our board of directors without Mr. Stephenson’s consent.

The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Mrs. Stephenson, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.
PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF AUDITORS
The Board of Directors has appointed Ernst & Young LLP, independent registered public accounting firm, to act as our independent auditors for the year ending December 31, 2007. Ernst & Young LLP has been our auditor since the year ended June 30, 1991, and has advised us that it does not have any direct or indirect financial interest in us or any of our subsidiaries, and has not had any such interest during the past five years. We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
The aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2006 and 2005 were as follows:
Audit Fees. During the years ended December 31, 2006, and 2005, we paid $378,567 and $442,180, respectively, to Ernst & Young LLP for audit services. These amounts include fees associated with the annual audit of the consolidated financial statements of StarTek, Inc. and its internal control over financial reporting (which includes procedures related to the implementation of the internal control provisions set forth in Section 404 of the Sarbanes-Oxley Act of 2002). Fees for audit services also include fees for the reviews of StarTek’s Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings and consents.
Audit-Related Fees. During the years ended December 31, 2006, and 2005, we paid $15,000 and $10,000, respectively, for audit-related services. Audit-related services primarily included attest services related to reports to regulatory agencies and local municipalities.
Tax Fees. During the years ended December 31, 2006, and 2005 we paid $12,966 and $20,556, respectively, to Ernst & Young LLP for tax services. Tax services included fees for tax compliance and consulting services related to our annual federal and state tax returns.
All Other Fees. During the years ended December 31, 2006 and 2005, there were no other fees billed or incurred.
In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all services provided by our independent registered public accounting firm, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act, as amended), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.
AUDITOR INDEPENDENCE
The Audit Committee has determined that the non-audit services provided by Ernst & Young LLP were compatible with maintaining the firm’s independence.
The Audit Committee and the Board of Directors unanimously recommend that the Company’s stockholders vote “FOR” ratification and approval of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.
AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, with management including a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.
The Audit Committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, SEC rules, and other professional standards. The Audit Committee has received from the independent registered public accounting firm written disclosures required by Independence Standards Board Standard No. 1, and has discussed with our independent registered public accounting firm their independence. In addition, the Audit Committee has considered the effect all other fees paid to the independent registered public accounting firm may have on their independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held 6 meetings during 2006 and took one action by unanimous written consent in lieu of a meeting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.
By the Audit Committee:
          Ed Zschau, Chairman
          Albert C. Yates
          Kay Norton
PROPOSAL 3.
AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE
FOR AWARD UNDER THE PLAN FROM 2,100,000 TO 2,588,000.
Our Stock Option Plan, as amended, currently provides that 2,100,000 shares of authorized, but unissued shares of common stock may be issued pursuant to stock options granted thereunder. The plan provides that, in the event of stock splits, stock dividends, or certain other capital changes, there will be an appropriate adjustment in the price of the shares subject to outstanding options and in the number of shares previously covered by options or subject to allotment in the future. As of December 31, 2006, options to purchase 1,685,420 (net of 1,337,130 forfeited) shares of common stock with an average exercise price of $20.18 per share had been granted, options to purchase 847,220 shares of common stock with an average exercise price of $16.45 had been exercised, options to purchase 838,200 shares of common stock with an average exercise price of $17.89 per share remained outstanding, and options to purchase 414,580 shares remained available to be granted. On that date, the outstanding options were held by 247 persons. On March 19, 2007, the market value per share of common stock was $9.95 per share based on the closing price on the New York Stock Exchange.
The Compensation Committee determines those consultants, independent contractors, key employees, officers, or employee directors to be designated as participants to receive stock options under the plan. The plan provides for grants of non-qualified options (“NSOs”) and Stock Appreciation Rights (“SARs”) to eligible participants from time to time. SARs may only be granted in conjunction with NSOs. Options granted may be exercised for cash, or via “cashless exercise,” in which the grantee surrenders options or SARs covering a sufficient number of shares to pay the exercise price for options being exercised by the grantee. Options may also be exercised by the grantee’s delivery of instructions to a broker to pay us the exercise price of the options being exercised. Options and SARs vest equally over a period of five years, unless otherwise provided by the Compensation Committee.
Although the plan no longer provides for the grant of Incentive Stock Options (defined in Section 422 of the Internal Revenue Code and referred to as “ISOs”), ISOs granted previously under the plan are still outstanding. ISOs, which could be granted only to employees, are tax-advantaged to the grantee in that no income is recognized by the grantee at the time of grant or exercise of an ISO. Moreover, any ISO gain, represented by the difference between the fair market value of the common stock at the time the stock is sold and the exercise price paid by the grantee, will be taxed as long-term capital gain. The amount by which the fair market value of the common stock is issued upon exercise of an ISO exceeds the exercise price paid by the grantee will constitute an item of adjustment that must be taken into account in determining the grantee’s alternative minimum tax. In addition, the grantee must hold the shares acquired upon exercise of an ISO until the later of two years from the grant of the option and one year from the date of exercise in order to take advantage of ISO treatment. In the event the grantee of ISOs terminates his or her employment with us, the ISOs expire three months after such termination. If the grantee disposes of the common stock acquired upon exercise of an ISO prior to the expiration of the two-year or one-year periods described above, the grantee will generally be obligated to recognize ordinary income in an amount equal to the excess of the fair market value on the date of exercise over the exercise price of the option. The exercise price of ISOs must be greater than or equal to the market price of our common stock on the date of grant (or 110% of the market price in the case of grantees holding 10% or more of our common stock), and can have an expiration date no later than 10 years following the date of grant (five years in the case of grantees holding 10% or more of our common stock).

NSOs may be granted to any eligible participants in the plan. With an NSO, the grantee recognized ordinary income when the option is exercised in an amount equal to the excess of the fair market value of the underlying common stock at the time of exercise over the exercise price of the option. Although the holding periods, exercise price requirements and termination provisions described above relating to ISO’s do not apply to NSOs, the Compensation Committee may impose terms or conditions (including pricing, vesting, and termination provisions) on NSOs as it determines in its sole discretion.
We recognize a deduction in the tax year in which the grantee of an ISO or NSO recognizes income, equal to the amount of capital gains or ordinary income so recognized by the grantee. A grant of an SAR does not produce taxable income to the grantee or a tax deduction for us. The exercise of an SAR for cash is taxable as ordinary income to the grantee and deductible from taxable income by us.
The board of directors and the compensation committee have approved an amendment to the plan, and this amendment is subject to shareholder approval. A copy of the plan as proposed to be amended is attached hereto as Exhibit A. The amendment will provide for an increase in the number of shares of common stock available for issuance pursuant to the plan by 488,000 shares, subject to future adjustment as provided in the plan, resulting in maximum shares issuable under the plan of 2,588,000. We believe this increase to be advisable so we can continue to reward our officers and directors, or employees and consultants having substantial responsibilities, with the opportunity to acquire a proprietary interest in us as an additional incentive to promote our success. We also believe options grants may be necessary to recruit qualified management personnel as we continue to grow. In order to achieve these objectives, our board of directors has approved the amendment and recommends that it be submitted to our stockholders for approval.
As of March 19, 2007, approximately 7,620 employees were eligible for awards under the plan. The compensation committee determines from time to time the type and level of employees to whom options will be granted. We have not historically granted options to consultants.
Pursuant to their employment agreements, it is anticipated that Mary Beth Loesch, Susan L. Morse and D. Michael Clayton will receive options under the plan, pursuant to affirmative shareholder vote on this proposal, as follows:

Name and Position	Number of Stock Options to be granted
Mary Beth Loesch, Senior Vice President of Business Development	50,000
Susan L. Morse, Senior Vice President of Human Resources	50,000
D. Michael Clayton, Senior Vice President, Secretary and General Counsel	32,500
When and if this proposal is approved, these shares will be subject to compensation committee approval and, if approved, these shares will be granted with an exercise price equal to the fair market value of StarTek’s common stock as of the close of trading on the date of issuance. Option awards for other plan participants have not yet been defined and will be at the discretion of the Compensation Committee.
Under the rules of the New York Stock Exchanges and paragraph 15 of the plan, adoption of the amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting of Stockholders.
The board unanimously recommends that the stockholders vote “FOR” the adoption of the proposed amendment to the Stock Option Plan.

EQUITY COMPENSATION PLANS
The following table summarizes information as of December 31, 2006, about our stock option plans for employees and non-employee directors. We do not offer any other equity compensation plans. The information presented in this table does not give effect to the proposed increase in shares available under the StarTek, Inc. Stock Option Plan or the Director Stock Option Plan.

(c)
	(a)	(b)	Number of Securities
	Number of	Weighted-Average	Available for Future
	Securities to be	Exercise Price of	Issuance Under Equity
	Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options, Warrants,	(Excluding Securities
Plan Category	Outstanding Options	and Rights	Reflected in Column (a))
Equity compensation plans approved by stockholders	940,200	$18.58	432,580
Equity compensation plans not approved by stockholders	—	—	—

Total	940,200	$18.58	432,580

PROPOSAL 4.
AMENDMENT TO THE DIRECTORS’ STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES
AVAILABLE FOR AWARD UNDER THE PLAN FROM 140,000 TO 152,000 AND TO INCREASE THE NUMBER OF
SHARES FOR WHICH OPTIONS ARE GRANTED TO A PARTICIPANT UPON INITIAL ELECTION TO THE BOARD
OF DIRECTORS AND UPON RE-ELECTION TO THE BOARD OF DIRECTORS FROM 3,000 TO 6,000.
Our Directors’ Stock Option Plan currently provides that 140,000 shares of authorized, but unissued common stock may be issued pursuant to stock options granted thereunder. The plan provides that, in the event of stock splits, stock dividends, or certain other capital changes, there will be an appropriate adjustment in the price of the shares subject to outstanding options and in the number of shares previously covered by options or subject to allotment in the future. As of December 31, 2006, options to purchase 122,000 shares of common stock with an average exercise price of $23.91 per share had been granted, options to purchase 20,000 shares of common stock with an average exercise price of $22.23 had been exercised, no options had been canceled, options to purchase 102,000 shares of common stock with an average exercise price of $24.23 per share remained outstanding, and options to purchase 18,000 shares remained available to be granted. On that date, the outstanding options were held by 8 persons. On March 19, 2007, the market value per share of the common stock was $9.95 per share based on the closing price on the New York Stock Exchange.
The plan currently provides for a grant of an option to purchase 3,000 shares of common stock to each non-employee director at the time such director is first elected to our board and each time he or she is re-elected to our board by our stockholders. Options granted may be exercised for cash, or via “cashless exercise,” in which the grantee surrenders options covering a sufficient number of shares to pay the exercise price for options being exercised by the grantee. Options may also be exercised by the grantee’s delivery of instructions to a broker to pay us the exercise price of the options being exercised. Options granted under the Directors’ Stock Option Plan are immediately vested and have a ten year term.
Options granted under the plan will be treated as NSO’s for tax purposes. Accordingly, the grantee recognizes ordinary income when the option is exercised in an amount equal to the excess of the fair market value of the underlying common stock at the time of exercise over the exercise price of the option. We recognize a deduction in the tax year in which the grantee recognizes income, equal to the amount of ordinary income so recognized by the grantee.
The board of directors and the governance and nominating committee have approved an amendment to the plan (the “Amendment”). A copy of the plan as proposed to be amended is attached hereto as Exhibit B. The Amendment will provide for:
(a)	an increase in the number of shares of common stock available for issuance pursuant to the plan by 12,000 shares, subject to future adjustment as provided in the plan, resulting in maximum shares issuable under the plan of 152,000; and

(b)	an increase in the number of shares of common stock for which an option is granted to each non-employee director at the time such director is first elected to our board and each time he or she is re-elected to our board by our stockholders from 3,000 shares to 6,000 shares.
We currently have three non-employee directors, each of whom participates in the plan. If these directors are re-elected to our board, they will each receive options to purchase 6,000 shares of common stock under the plan if the proposed amendment to the plan is approved by our stockholders.

We believe we should continue to grant options to our non-employee directors to provide them with the opportunity to acquire a proprietary interest in us, as an additional incentive to promote our success. We also believe option grants may be necessary to recruit qualified non-employee directors in the future. In order to achieve these objectives, our board of directors has approved the Amendment and recommends that it be submitted to our stockholders for approval.
If we receive affirmative stockholder vote on this proposal, and if they are re-elected to the board, our directors will receive stock options under the plan as follows (each with an exercise price that is equal to the fair market value of StarTek’s common stock as of the close of trading on the date of issuance):

Name and Position	Number of Stock Options to be granted
Ed Zschau, Chairman of the Board and Director	6,000
P. Kay Norton, Director	6,000
Albert C. Yates, Director	6,000
If this proposal fails to pass stockholder approval, each of the aforementioned directors will receive 3,000 stock options under the plan at an exercise price that is equal to the fair market value of StarTek’s common stock as of the close of trading on the date of issuance.
Under the rules of the New York Stock Exchange, adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the annual meeting of shareholders.
The board unanimously recommends that the shareholders vote “FOR” the adoption of the proposed amendment to the Directors’ Stock Option Plan.
STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at our 2008 Annual Meeting of Stockholders must be received at our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, Attention of the Secretary, no later than December 4, 2007, for inclusion in our proxy statement relating to the 2007 Annual Meeting. Under our By-laws, must receive notice between March 8, 2008 and February 6, 2008, of any matters to be proposed by a stockholder at the 2008 Annual Meeting in order for such matters to be properly considered at the meeting. However, if the date of the 2008 Annual Meeting is a date that is more than 30 days before or more than 60 days after May 7, 2008, the anniversary date of the 2007 Annual Meeting, notice by the stockholder of a proposal must be received not earlier than the close of business on the 90th day prior to the 2008 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2008 Annual Meeting or the 10th day following the day on which public announcement of the 2008 Annual Meeting is first made by us.
STOCKHOLDER COMMUNICATION WITH THE BOARD
Our board of directors believes that it is important for current and potential stockholders and other interested parties to have a process to send communications to the board. Accordingly, stockholders and other interested parties desiring to send a communication to the board of directors, or to a specific director, may do so by sending a letter to our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the board of directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors. Letters directed to our “independent directors” or “outside directors” will be delivered to Dr. Zschau, our Chairman and lead independent director. However, if the date of the 2008 Annual Meeting is a date that is more than 30 days before or more than 60 days after May 7, 2008, the anniversary date of the 2007 Annual Meeting, notice by the stockholder of a proposal must be received not earlier than the close of business on the 90th day prior to the 2008 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2008 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2008 Annual Meeting is first made by us.
MISCELLANEOUS
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please call us at (303) 262-4500 or send your request to: 44 Cook Street, 4th Floor, Denver, Colorado 80206, Attention of the Director of SEC Reporting and Compliance. You may also contact us at the above address and phone number if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Our Annual Report to Stockholders for the year ended December 31, 2006, will be furnished with this Proxy Statement to stockholders of record as of March 19, 2007. The Annual Report to Stockholders for the year ended December 31, 2006, does not constitute a part of the proxy soliciting materials.
Our board of directors and management team are not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.
By Order of the Board of Directors
A. Laurence Jones
President and Chief Executive Officer
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including consolidated financial statements, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, as well as our Forms 10-Q and other SEC filings will be furnished, excluding exhibits, without charge, to any stockholder upon written request. A copy may be requested by writing to the Director of Investor Relations, StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206. Our Annual Report on Form 10-K as well as our Forms 10-Q and other SEC filings can also be obtained over the Internet through the “Investor Relations” section of our web site. Our Internet address is http://www.startek.com. We also make the charters for the compensation committee, audit committee and governance and nominating committee of our board of directors, as well as our Corporate Governance Guidelines and our Code of Ethics and Business Conduct, available on the “Investor Relations” page of our web site. Any of these materials are available in print upon request. Additionally, the Annual Report on Form 10-K and other information we file with the SEC can be inspected at and obtained from the SEC at prescribed rates at public reference facilities maintained by the SEC at Room 1024, 100 F St., NE, Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding us that has been filed electronically with the SEC.

EXHIBIT A
STARTEK, INC. STOCK OPTION PLAN
This Stock Option Plan (“Plan”) is adopted effective as of February 13, 1997, by StarTek, Inc., a Delaware corporation (the “Company”).
1. PURPOSE. The Company desires to establish the Plan for the purpose of encouraging key employees, Directors (other than Non-Employee Directors), consultants and other independent contractors who provide important services to the Company or one of its Designated Subsidiaries to continue with and promote the success of the Company by permitting them to acquire a proprietary interest in the Company.
2. DEFINITIONS.
2.1 “Board” or “Board of Directors” means the board of directors of the Company.
2.2 “Cause” means, as determined in the sole discretion of the Board, a Participant’s (a) commission of a felony; (b) dishonesty or misrepresentation involving the Company or any Subsidiary; (c) serious misconduct in the performance or non-performance of Participant’s responsibilities as an employee, officer, Director, or consultant or independent contractor of the Company or any Subsidiary; (d) violation of a material condition of employment or breach of contract; (e) unauthorized use of trade secrets or confidential information of the Company or any Subsidiary; or (f) aiding a competitor of the Company or any Subsidiary.
2.3 “Code” means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.
2.4 “Committee” means the committee comprised of two or more Non-Employee Directors appointed by the Board to administer the Plan.
2.5 “Common Stock” means the common stock of the Company, $0.01 par value.
2.6 “Company” means StarTek, Inc., a Delaware corporation, and any successor thereto.
2.7 “Designated Subsidiary” means a Subsidiary of the Company that the Board designates as a Subsidiary whose key employees, consultants and other independent contractors are eligible to become Participants in the Plan.
2.8 “Director” means a member of the Board.
2.9 “Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.
2.10 “Fair Market Value” means for the relevant day:
(a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

(b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System (“NASDAQ System”), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or
(c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.
2.11 “ISO” means incentive stock options within the meaning of Section 422 of the code.
2.12 “Non-Employee Director” means a Director who satisfies the definitional requirements for a “Non-Employee Director” as set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, as it exists now or from time to time may hereafter be amended.
2.13 “NSO” means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.
2.14 “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan and the Option Agreement.
2.15 “Option Agreement” means a written agreement evidencing an Option or SAR between the Company and a Participant.
2.16 “Option Date” means the date upon which an Option or SAR is awarded to a Participant under the Plan.
2.17 “Option Price” means the price per share at which an Option may be exercised.
2.18 “Participant” means an individual to whom an Option or SAR has been granted under the Plan.
2.19 “Plan” means the StarTek, Inc. Stock Option Plan, as set forth herein and as from time to time amended.
2.20 “SAR” means a stock appreciation right associated with and issued in connection with an NSO.
2.21 “Securities Act” means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.
2.22 “Subsidiary” means any corporation or other entity which is a subsidiary of the Company as defined in Section 424(f) of the Code.

2.23 “Termination of Employment” means:
(a) With respect to an employee, when the employee’s employment relationship with the Company and all of its Subsidiaries is terminated;
(b) With respect to consultants and independent contractors, when any consulting or independent contractor agreement is terminated, or when the consultant or independent contractor no longer performs any services for the Company, as determined by the Committee, in its sole discretion; and
(c) With respect to a Director who is not an employee, when his membership on the Board terminates.
3. ELIGIBILITY AND PARTICIPATION. Subject to the provisions of the Plan, the Committee shall determine from time to time those consultants, independent contractors, key employees, officers or Directors (other than Non-Employee Directors) of the Company or a Designated Subsidiary who shall be designated as Participants and the number, if any, of Options or SARs to be awarded to each such Participant; provided, however, that no ISOs shall be awarded under the Plan after the expiration of the period of ten years from the date this Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Designated Subsidiary.
4. COMMON STOCK SUBJECT TO THE PLAN. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 985,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISOs and NSOs may thereafter be awarded with respect to such shares.
5. INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, grant ISOs to any Participant under the Plan who is an employee of the Company or a Designated Subsidiary. Each ISO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate.
(a) OPTION PERIOD. Each ISO will expire as of the earliest of:
(i) the date on which it is forfeited under the provisions of paragraph 8;
(ii) 10 years (or five years as specified in paragraph 5(e)) from the Option Date;
(iii) three months after the Participant’s Termination of Employment for any reason other than death; or
(iv) six months after the Participant’s death.
(b) OPTION PRICE. The Option Price per share shall be determined by the Committee at the time any ISO is granted, and, subject to the provisions of paragraph 5(e), shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.
(c) OTHER OPTION PROVISIONS. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under Section 422 of the Code.

(d) LIMITATIONS ON AWARDS. The aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any Subsidiary shall not exceed $100,000.
(e) AWARDS TO CERTAIN STOCKHOLDERS. Notwithstanding paragraphs 5(a) and 5(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary, the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date, and the Option Price shall be at least 110% of the Fair Market Value (as of the Option Date) of the Common Stock subject to the ISO.
6. NON-QUALIFIED STOCK OPTION. The Committee may, in its discretion, grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement for an NSO, in such form as is approved by the Committee, shall be subject to the following express terms and conditions:
(a) OPTION PERIOD. Each NSO will expire as of the earliest of:
(i) the date on which it is forfeited under the provisions of paragraph 8;
(ii) the date three months after the Participant’s Termination of Employment for any reason other than death; or
(iii) the date six months after the Participant’s death.
(b) OPTION PRICE. At the time when the NSO is granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.
(c) OTHER OPTION PROVISIONS. The form of NSO authorized by the Plan may contain such other provisions not inconsistent with the Plan as the Committee may from time to time determine.
7. STOCK APPRECIATION RIGHTS. The Committee may, in its direction, grant an SAR to any Participant under the Plan. Each SAR shall be granted only in connection with an NSO and shall be evidenced by the Option Agreement for the NSO between the Company and the Participant. Each SAR awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
(a) TERMS OF SARS. Each SAR shall terminate on the same date as the related NSO. The SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. The SAR shall entitle the Participant to whom it is granted the right to elect, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

(b) OTHER CONDITIONS. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.
8. VESTING. A Participant may not exercise an Option or surrender an SAR until it has become vested. The portion of an Option or SAR award that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time when an Option is granted or the SAR is awarded, all Options granted and SARs awarded under this Plan shall vest according to the following schedule:

Vested
Period Elapsed	Percentage
First Anniversary of Option Date	20%
Second Anniversary of Option Date	40%
Third Anniversary of Option Date	60%
Fourth Anniversary of Option Date	80%
Fifth Anniversary of Option Date	100%
Except as provided below, upon Termination of Employment, for any reason, a Participant shall forfeit any Options and SARs that are not vested on the date of Termination of his Employment. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant’s Option Agreement, upon Termination of Employment of a Participant for Cause, all Options and SARs granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.
9. EXERCISE OF OPTIONS. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares as to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid by surrender of SARs equal to the Option Price.
10. CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital structure of the Company, the Committee may, in its sole discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this paragraph 10, a change in the capital structure of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.
11. NON-TRANSFERABILITY OF OPTIONS AND SARS. The Options and SARs granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During a Participant’s lifetime, his Options may be exercised only by him.
12. RIGHTS AS STOCKHOLDER. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs shall have no rights whatsoever as a stockholder with respect to such SARs.

13. WITHHOLDING TAX. The Company or Designated Subsidiary, if any, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Designated Subsidiary, if any, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or SAR including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option or SAR until the Participant reimburses the Company or Designated Subsidiary, if any, for the amount the Company or Designated Subsidiary, if any, is required to withhold with respect to such taxes, or cancelling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold.
14. NO RIGHT TO EMPLOYMENT. Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.
15. AMENDMENT OF THE PLAN. The Board may from time to time alter, amend, suspend or discontinue this Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulations applicable thereto, including any changes required to comply with the Exchange Act or any rules or regulations issued thereunder; provided, however, that no such action shall, without the approval of holders affected thereby, adversely affect the rights and obligations of such holders with respect to Options at any time outstanding under this Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of the Common Stock that may be made subject to Options (unless necessary to effect the adjustments required by paragraph 10), (ii) materially increase the benefits accruing to Participants under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan.
16. ADMINISTRATION. The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:
(a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;
(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;
(c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;
(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, or SARs;
(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, or SARs granted thereunder as it may deem necessary or advisable;
(f) to determine the form in which payment of an SAR award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant’s election to receive cash in whole or in part in settlement of the SAR award; and
(g) to determine the form in which tax withholding under Section 13 of this Plan will be made.

17. TERMINATION OF PLAN. In the event of dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the issued and outstanding Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation or entity or upon the sale of Common Stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of the issued and outstanding Common Stock immediately after such sale(s), the Plan and all Options and SARs outstanding under the Plan shall terminate on the effective date of the transaction (or, in the event of a tender offer resulting in the sale of fifty percent (50%) or more of the outstanding Common Stock (a “Tender Offer”), thirty (30) days after the final expiration of the Tender Offer. Any Options and SARs theretofore granted and outstanding under the Plan shall become immediately vested and exercisable in full at such time as the approval of the transaction by the Board, or the final expiration of any Tender Offer (notwithstanding any performance, vesting or other criteria contained therein), and shall remain exercisable until the effective date of such transaction or thirty (30) days after the final expiration of the Tender Offer, whichever is applicable (unless the Option or SAR would otherwise expire by its own terms on an earlier date). The Company shall give each optionee written notice at least five (5) days prior to the effective date of any termination of the Plan as a result of a transaction described above in order to permit the optionee to exercise his Options prior to the effective date of termination. Any Option not exercised by the effective date of a transaction described above shall terminate on such date.
18. APPLICATION OF SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
19. STOCK RESTRICTIONS. The Board may provide that shares of Common Stock issuable upon the exercise of a Option be subject to various restrictions, including restrictions which provide that the Company has a right to prohibit sales of such shares of Common Stock, a right of first refusal with respect to such shares of Common Stock or a right or obligation to repurchase all or a portion of such shares of Common Stock, which restrictions may survive a Participant’s term of employment with the Company. The acceleration of time or times at which the Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.
20. NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board nor the submission of this Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Designated Subsidiary, if any, has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.
21. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.
22. CONDITIONS UPON ISSUANCE OF SHARES. An Option or SAR shall not be exercisable, and a share of Common Stock shall not be issued pursuant to the exercise of an Option or SAR until such time as the Plan has been approved by the Stockholders of the Company and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option or SAR, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

23. RULES OF CONSTRUCTION.
(a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.
(b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.
(c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.
(d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.
(e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.
(f) SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.
24. EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Board, or the date it is approved by the stockholders of the Company, pursuant to Section 21.

AMENDMENT NO. 1
to the
STOCK OPTION PLAN OF STARTEK, INC.
THIS AMENDMENT NO. 1 dated as of May 30, 2001, to the Stock Option Plan (the “Plan”) of Startek, Inc. (the “Company”) dated February 13, 1997, was proposed by the Company’s Board of Directors and approved by a majority vote of holders of the Company’s common stock and amends the Plan as follows:
1. Paragraph 4 of the Plan, entitled “Common Stock Subject to the Plan,” is deleted in its entirety, and a new paragraph 4 is inserted reading as follows:
4. Common Stock Subject to the Plan. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 1,585,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISO’s and NSO’s may thereafter be awarded with respect to such shares.
2. Except as Amended hereby, the Plan shall be unchanged and remain in full force and effect.
IN WITNESS WHEREOF, the Company has executed this Amendment effective as of the date first mentioned above.

STARTEK, INC., a Delaware corporation
By:	/s/ DENNIS M. SWENSON
Dennis M. Swenson
	Title:	CFO

AMENDMENT NO. 2
STARTEK, INC.
STOCK OPTION PLAN
This Amendment No. 2 is effective as of May 7, 2004 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
The Board of Directors of the Company recommended and the stockholders of the Company approved on May 7, 2004 an amendment to Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 1,585,000 to 1,835,000.
All defined terms not otherwise defined herein shall have the meaning set for in the Plan.
The Plan is hereby amended as follows:
1. Section 4 of the Plan is amended by deleting “1,585,000” and inserting in lieu thereof “1,835,000.”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.

AMENDMENT NO. 3
STARTEK, INC.
STOCK OPTION PLAN
This Amendment No. 3 is effective as of May 6, 2005 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
The Board of Directors of the Company recommended and the stockholders of the Company approved on May 6, 2005 an amendment to Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 1,835,000 to 1,985,000.
All defined terms not otherwise defined herein shall have the meaning set forth in the Plan.
The Plan is hereby amended as follows:
1. Section 4 of the Plan is amended by deleting “1,835,000” and inserting in lieu thereof “1,985,000.”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.
AMENDMENT NO. 4
STARTEK, INC.
STOCK OPTION PLAN
This Amendment No. 4 is effective as of April 7, 2006 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
The Board of Directors of the Company recommended and the stockholders of the Company approved on April 7, 2006 an amendment to Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 1,985,000 to 2,100,000.
All defined terms not otherwise defined herein shall have the meaning set forth in the Plan.
The Plan is hereby amended as follows:
1. Section 4 of the Plan is amended by deleting “1,985,000” and inserting in lieu thereof “2,100,000.”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.

AMENDMENT NO. 5
STARTEK, INC.
STOCK OPTION PLAN
This Amendment No. 5 is effective as of January 5, 2007 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
The Board of Directors of the Company approved an amendment to Section 5(a) and Section 6(a) of the Plan to permit the Committee to grant Options under the Plan with expiration terms that differ from those set forth in the Plan.
All defined terms not otherwise defined herein shall have the meanings set forth in the Plan.
The Plan is hereby amended as follows:
1. The first line of Section 5(a) of the Plan is amended to read in its entirety as follows:
"(a) OPTION PERIOD. Except as otherwise established by the Committee at the time when an ISO is granted, each ISO will expire as of the earliest of:”
2. The first line of Section 6(a) of the Plan is amended to read in its entirety as follows:
"(a) OPTION PERIOD. Except as otherwise established by the Committee at the time when a NSO is granted, each NSO will expire as of the earliest of:”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.
AMENDMENT NO. 6
STARTEK, INC.
STOCK OPTION PLAN
This Amendment No. 6 is effective as of May 7, 2007 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
The Board of Directors of the Company recommended and the stockholders of the Company approved on May 7, 2007 an amendment to Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 2,100,000 to 2,588,000.
All defined terms not otherwise defined herein shall have the meaning set forth in the Plan.
The Plan is hereby amended as follows:
1. Section 4 of the Plan is amended by deleting “2,100,000” and inserting in lieu thereof “2,588,000.”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.

EXHIBIT B
STARTEK, INC.
DIRECTORS’ STOCK OPTION PLAN
This Directors’ Stock Option Plan (“Plan”) is adopted effective as of January 27, 1997, by StarTek, Inc., a Delaware corporation (the “Company”).
1. PURPOSE. The Company desires to establish the Plan for the purpose of encouraging Non-Employee Directors to continue with and promote the success of the Company by permitting them to acquire a proprietary interest in the Company through automatic grants of nonqualified stock options.
2. DEFINITIONS.
2.1 “Board” or “Board of Directors” means the board of directors of the Company.
2.2 Cause means, as determined in the sole discretion of the Board, a Participant’s (a) commission of a felony; (b) dishonesty or misrepresentation involving the Company or any Subsidiary; (c) serious misconduct in the performance or non-performance of Participant’s responsibilities as a Director; (d) unauthorized use of trade secrets or confidential information; or (e) aiding a competitor of the Company or any Subsidiary.
2.3 “Code” means the Internal Revenue Code of 1986, as it exists now end as it may be amended from time to time.
2.4 “Common Stock” means the common stock of the Company, $0.01 par value.
2.5 “Company” means StarTek, Inc., a Delaware corporation, and any successor thereto.
2.6 “Director” means a member of the Board.
2.7 “Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.
2.8 “Fair Market Value” means for the relevant day:
(a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;
(b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in subparagraph (a) above, and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System(“NASDAQ System”), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or
(c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Board in its discretion based upon the best available data.
2.9 “Non-Employee Director” means a Director who satisfies the definitional requirements for a “Non-Employee Director” as set forth in Rule l6b-3(b) (3) (i) promulgated under the Exchange Act, as it exists now or from time to time may hereafter be amended.
2.10 “Option” means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.
2.11 “Option Date” means the date upon which an Option is granted to a Participant under the Plan under paragraph 5 below.
2.12 “Option Price” means the price per share at which an Option may be exercised.

2.13 “Participant” means an individual Non-Employee Director who satisfies the requirements of paragraph 3 below for the grant of an Option.
2.14 “Plan” means the StarTek, Inc. Directors’ Stock Option Plan, as set forth herein and as from time to time amended.
2.15 “Securities Act” means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.
2.16 “Subsidiary” means any corporation or other entity which is a subsidiary of the Company as defined in Section 424(f) of the Code.
3. ELIGIBILITY AND PARTICIPATION. In order to become and continue as a Participant, a Non-Employee Director must satisfy all of the following as of each Option Date:
(a) The Non-Employee Director must have been elected to serve as a Director effective prior to the Option Date;
(b) The Non-Employee Director must satisfy the definitional requirements for a Non-Employee Director as of such Option Date; and
(c) The Non-Employee Director must have served on the Board continuously since the commencement of his or her term.
4. COMMON STOCK SUBJECT TO THE PLAN. Except as otherwise provided in paragraph 8 below, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 90,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new Options may thereafter be awarded with respect to such shares.
5. GRANT OF STOCK OPTIONS. Subject to the limitation in paragraph 4 above, each Participant shall be automatically granted an Option to acquire 10,000 shares of Common Stock effective upon the later of (1) his or her election as a Director or (ii) the closing of an initial public offering of the Common Stock. In addition, each Participant shall be automatically granted an Option to acquire 3,000 shares of Common Stock effective upon each date that the Participant is subsequently reelected as a Director at an annual meeting of the stockholders of the Company held each year after the Participant’s initial election as a Director. Each Option shall be subject to the following express terms and conditions:
(a) OPTION PERIOD. Options may be exercisable upon the grant thereof. Each Option will expire as of the earliest of:
(i)	the date on which the Participant’s membership on the Board is terminated for Cause;

(ii)	ten (10) years from the Option Date; or

(iii)	the date one (1) year after the Participant’s death.
(b) OPTION PRICE. Options granted effective as of the closing of an initial public offering shall have an exercise price equal to the offering price in such offering. Options granted thereafter shall have an exercise price equal to Fair Market Value of the Common Stock on the Option Date.
6. VESTING. Each Option shall be fully vested on the Option Date.
7. EXERCISE OF OPTIONS. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Board, stating the number of shares as to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise.

8. CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital structure of the Company, the Board may, in its sole discretion, (i) determine that the aggregate number of shares of Common Stock that may be issued under Options under this Plan and the number and kind of shares covered by and applicable Option Price with respect to any Options then outstanding hereunder are not subject to adjustment under this paragraph 8 as a result of such change in capital structure or (ii) make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options, in the number and kind of shares covered thereby and in the applicable Option Price. The Board by resolution or resolutions shall set its determination regarding an adjustment or adjustments, if any, under this paragraph 8. For the purpose of this paragraph 8, a change in the capital structure of the Company includes, without limitation, any change resulting from a recapitalization, stock split, reverse stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.
9. NON-TRANSFERABILITY OF OPTIONS. The Options granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During a Participant’s lifetime, his Options may be exercised only by him.
10. RIGHTS AS STOCKHOLDER. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.
11. WITHHOLDING TAX. The Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or cancelling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold.
12. NO RIGHT TO REELECTION. Participation in the Plan will not give any Participant a right to be reelected as a Director, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.
13. AMENDMENT OF THE PLAN. The Board may from time to time alter, amend, suspend or discontinue this Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulations applicable thereto, including any changes required to comply with the Exchange Act or any rules or regulations issued thereunder; provided, however, that no such action shall, without the approval of holders affected thereby, adversely affect the rights and obligations of such holders with respect to Options at any time outstanding under this Plan; provided further, that stockholder approval of any amendment shall be required if necessary for the Company to comply with the rules of any exchange or over the counter market.
14. ADMINISTRATION. The Plan shall be administered by the Board. In addition to any other powers set forth in this Plan, the Board has the exclusive authority:
(a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;
(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;
(c) subject to the express provisions of the Plan, to determine payment terms, payment method, and expiration date applicable to each Option;
(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Options;
(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of Options granted thereunder as it may deem necessary or advisable; and
(f) to determine the form in which tax withholding under paragraph 11 above will be made.

15. TERMINATION OF PLAN. In the event of dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the issued and outstanding Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation or entity or upon the sale of Common Stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of the issued and outstanding Common Stock immediately after such sale(s), the Plan and all Options outstanding under the Plan shall terminate on the effective date of the transaction (or, in the event of a tender offer resulting in the sale of fifty percent (50%) or more of the outstanding Common Stock (a “Tender Offer”), thirty (30) days after the final expiration of the Tender Offer) . Any Options theretofore granted and outstanding under the Plan shall be exercisable in full at such time as the approval of the transaction by the Board, or the final expiration of any Tender Offer, and shall remain exercisable until the effective date of such transaction or thirty (30) days after the final expiration of the Tender Offer, whichever is applicable (unless the Option would otherwise expire by its own terms on an earlier date). The Company shall give each optionee written notice at least five (5) days prior to the effective date of any termination of the Plan as a result of a transaction described above in order to permit the optionee to exercise his Options prior to the effective date of termination. Any Option not exercised by the effective date of a transaction described above shall terminate on such date.
16. APPLICATION OF SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.
17. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.
18. CONDITIONS UPON ISSUANCE OF SHARES. An Option shall not be exercisable, and a share of Common Stock shall not be issued pursuant to the exercise of an Option until such time as the Plan has been approved by the Stockholders of the Company and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
19. RULES OF CONSTRUCTION.
(a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.
(b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.
(c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.
(d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.
(e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.
(f) SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.
20. EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Board, or the date it is approved by the stockholders of the Company, pursuant to paragraph 17 above.

AMENDMENT NO. 1
STARTEK, INC.
DIRECTORS’ STOCK OPTION PLAN
The Amendment No. 1 is effective as of May 7, 2004 with respect to the Directors’ Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
The Board of Directors of the Company recommended and the stockholders of the Company approved on May 7, 2004 an amendment of Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 90,000 to 140,000.
All defined terms not otherwise defined herein shall have the meaning set for in the Plan.
The Plan is hereby amended as follows:
1. Section 4 of the Plan is amended by deleting “90,000” and inserting in lieu thereof “140,000.”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.
AMENDMENT NO. 2
STARTEK, INC.
DIRECTORS’ STOCK OPTION PLAN
This Amendment No. 2 is effective as of September 2, 2004 with respect to the Directors’ Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
Effective September 2, 2004, the Board of Directors of the Company approved an amendment to Section 5 of the Plan to provide that each Participant shall be automatically granted an Option to acquire 3,000 shares of Common Stock effective upon his or her election as a Director, rather than an Option to acquire 10,000 shares of Common Stock as previously provided in the Plan.
All defined terms not otherwise defined herein shall have the meaning set forth in the Plan.
The Plan is hereby amended as follows:
1. Section 5 of the Plan is amended by deleting “10,000” and inserting in lieu thereof “3,000.”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.

AMENDMENT NO. 3
STARTEK, INC.
DIRECTORS’ STOCK OPTION PLAN
This Amendment No. 3 is effective as of May 7, 2007 with respect to the Directors’ Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
The Board of Directors of the Company recommended and the stockholders of the Company approved on May 7, 2007 amendments to:
(a)	Section 5 of the Plan to provide that each Participant shall be automatically granted an Option to acquire 6,000 shares of Common Stock effective upon the date that a Participant is first elected as a Director and upon each date that the Participant is subsequently reelected as a Director at an annual meeting of the stockholders of the Company held each year after the Participant’s initial election as a Director, rather than an Option to acquire 3,000 shares of Common Stock as previously provided in the Plan; and

(b)	Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 140,000 to 152,000.
All defined terms not otherwise defined herein shall have the meaning set forth in the Plan.
The Plan is hereby amended as follows:
1. Section 5 of the Plan is amended by deleting “3,000” in both places it appears and inserting in lieu thereof “6,000.”
2. Section 4 of the Plan is amended by deleting “140,000” and inserting in lieu thereof “152,000.”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.

StarTek, Inc.
Proxy for the Annual Meeting of Stockholders — May 7, 2007
This Proxy is solicited on behalf of the Board of Directors
This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2007 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ed Zschau or A. Laurence Jones, and each of them, his attorney-in-fact and proxies (with full power of substitution in each), and authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 7, 2007, at 9:00 a.m., and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposals 1, 2, 3 and 4 and in their discretion on all other matters coming before the meeting.
This proxy when properly executed will be voted in the manner directed by the stockholder, but if no direction is made, this proxy will be voted FOR proposals 1, 2 3 and 4.
Properly executed proxies will be voted in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting.
1.	ELECTION OF DIRECTORS:

☐ FOR all nominees listed (except as marked below)		☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Ed Zschau	Kay Norton	Albert C. Yates	A. Laurence Jones
Instruction: To withhold authority to vote for any individual nominee(s), print such nominee’s(s) name(s) in the space provided below:

2.	TO RATIFY THE SELECTION OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	TO AMEND THE STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 2,100,000 TO 2,588,000:

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	TO AMEND THE DIRECTORS’ OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 140,000 TO 152,000 AND TO INCREASE THE NUMBER OF SHARES FOR WHICH OPTIONS ARE GRANTED TO A PARTICIPANT UPON INITIAL ELECTION TO THE BOARD OF DIRECTORS AND UPON RE-ELECTION TO THE BOARD OF DIRECTORS FROM 3,000 TO 6,000:

☐ FOR	☐ AGAINST	☐ ABSTAIN
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.
The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.

Signature of Stockholder

Signature of Stockholder

Dated:	, 2007